UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

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CYTOSORBENTS CORPORATION

(Name of Registrant As Specified In Its Charter)

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CytoSorbents Corporation

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852

NOTICE OF CONSENT SOLICITATION

To the Stockholders of CytoSorbents Corporation:

Notice is hereby given that we are seeking the written consent of stockholders holding a majority of our outstanding common stock, par value $0.001 per share (the “Common Stock”) of CytoSorbents Corporation, acting by written consent in lieu of a special meeting (the “Consent”) to authorize and approve the following proposals:

1.	To authorize our Board of Directors, in its discretion, to amend our Articles of Incorporation, as amended, to effect a reverse stock split of our Common Stock, with a reverse split ratio of -to-one ( :1);
2.	To authorize our Board of Directors, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of Common Stock from 800,000,000 to ;
3.	To authorize our Board of Directors, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of undesignated preferred stock from 100,000,000 to ;
4.	To approve the form, terms and provision of the CytoSorbents Corporation 2014 Long-Term Incentive Plan; and
5.	To approve the change of domicile of the Company from the State of Nevada to the State of Delaware through the merger of the Company with and into CytoSorbents Corporation, a newly-organized, wholly-owned subsidiary of the Company organized under the laws of the State of Delaware.

Holders of our Common Stock of record at the close of business on October 20, 2014 (the “Record Date”) are entitled to vote by this written consent. A list of stockholders of record on the Record Date is available for inspection by stockholders at the office of the Company at 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852.

Stockholders of record on the Record Date may provide their consent by completing, dating and signing the enclosed written consent card and promptly returning it in the enclosed postage-prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, stockholders of record may provide their consent via the Internet at www.proxyvote.com by using the control number provided. To be counted towards the consents required for approval of the transactions described herein, your properly completed written consent card or consent directed via the Internet must be received no later than 11:59 p.m. Eastern Standard Time on December [1], 2014.

Beneficial owners of record on the Record Date may direct the bank, broker, trustee or nominee who is considered the stockholder of record of their shares on how to vote such shares by following the instructions provided by the bank, broker, trustee or nominee.

Failure to provide your consent as described above will have the same effect as a vote against the five proposals. We recommend that all stockholders consent and approve the five proposals by either approving the five proposals via the Internet, or by marking the box entitled “CONSENT” with respect to each proposal on the enclosed written consent card. If you sign and send in the written consent card but do not indicate how you want to vote as to a proposal, your consent card will be treated as a consent authorizing the proposal. The board of directors has retained the absolute authority to reject and not implement any or all of the proposals even after stockholder approval.

YOUR CONSENT IS IMPORTANT. STOCKHOLDERS MAY PROVIDE THEIR CONSENT VIA THE INTERNET AT WWW.PROXYVOTE.COM BY USING THE CONTROL NUMBER PROVIDED OR BY COMPLETING AND RETURNING THE ENCLOSED WRITTEN CONSENT CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. WE URGE YOU TO PROVIDE YOUR CONSENT VIA THE INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED WRITTEN CONSENT CARD AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

/s/ Dr. Phillip Chan

Dr. Phillip Chan
President and Chief Executive Officer
November    , 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
CONSENT SOLICITATION MATERIALS
THE CONSENT SOLICITATION MATERIALS
ARE AVAILABLE ON THE INTERNET ON THE SEC’S WEBSITE AT WWW.SEC.GOV AS WELL AS THE WEBSITE “WWW.PROXYVOTE.COM”

CYTOSORBENTS CORPORATION

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852

CONSENT SOLICITATION STATEMENT

This consent solicitation statement (this “Consent Solicitation Statement”) is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board”) of CytoSorbents Corporation, a Nevada corporation (the “Company,” “we,” “our,” or “us”) of written consents from the holders of the Company’s common stock. $0.001 par value per share (the “Common Stock”) as of the close of business on October 20, 2014. Each share of Common Stock is entitled to one vote on any matter presented in the written consent. Accordingly, there are an aggregate of 581,570,005 votes entitled to be cast in the written consent (the “Consent”) as of the record date.

The Board is requesting the holders of the Company’s Common Stock consent to the following matters:

1.	To authorize our Board, in its discretion, to amend our Articles of Incorporation, as amended to effect a reverse stock split of our Common Stock, with a reverse split ratio of -to-one ( :1);
2.	To authorize our Board, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of Common Stock from 800,000,000 to ;
3.	To authorize our Board, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of undesignated preferred stock from 100,000,000 to ;
4.	To approve the form, terms and provision of the CytoSorbents Corporation 2014 Long-Term Incentive Plan; and
5.	To approve the change of domicile of the Company from the State of Nevada to the State of Delaware through the merger (the “Reincorporation Merger”) of the Company with and into CytoSorbents Corporation, a newly-organized, wholly-owned subsidiary of the Company organized under the laws of the State of Delaware (“CytoSorbents DE”).

Each of Proposals 1 through 5 are interdependent. Our Board has retained the absolute authority to reject and not implement any or all of the proposals even after stockholder approval. Proposal 1, to authorize our Board, in its discretion, to amend our Articles of Incorporation to effect a reverse stock split of our Common Stock, with a reverse split ratio of    -to-one (   :1); Proposal 2, to authorize our Board, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of Common Stock from 800,000,000 to           ; Proposal 3 to authorize our Board, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of undesignated preferred stock from 100,000,000 to          ; Proposal 4, to approve the form, terms and provision of the CytoSorbents Corporation 2014 Long-Term Incentive Plan; and Proposal 5, to approve the change of domicile of the Company from the State of Nevada to the State of Delaware through the Merger of the Company with and into CytoSorbents DE; each require the consent of a majority of the votes entitled to be cast by the holder of all outstanding shares of our Common Stock.

This Consent Solicitation Statement, together with the related written consent card, is being mailed to our stockholders of record on the Record Date on or about November   , 2014. This Consent Solicitation Statement contains important information for you to consider when deciding how to vote. Please read it carefully.

BACKGROUND OF BOARD’S SOLICITATION

The Board believes that it is in the Company’s and our stockholders’ best interest to approve each of Proposals 1, 2, 3, 4 and 5.

QUESTIONS AND ANSWERS REGARDING THIS CONSENT SOLICITATION

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:	WHO IS ENTITLED TO CONSENT TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	All stockholders of record as of the close of business on October 20, 2014. As of October 20, 2014, there were 581,570,005 shares of our Common Stock issued and outstanding.

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares. Stockholders of record can provide their consent via the Internet at www.proxyvote.com by using the control number provided, or by signing and returning a consent card in the enclosed envelope. Consents submitted via the Internet or mail must be received by 11:59 p.m. Eastern Standard Time on December [1], 2014.

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote via the Internet if the bank, broker, trustee or nominee offers these options or by signing and returning a consent card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. New York Stock Exchange rules prohibit brokers from voting on Proposals 1 through 5 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have the same effect as a vote against the proposals. Please note that brokers may not vote your shares on any of the proposals in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares. Votes directed by Internet or mail through such a bank, broker, trustee or nominee must be received by 11:59 p.m. Eastern Standard Time on December [1], 2014.

Q:	WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSALS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?
A:	No, we will not hold a meeting of stockholders. We are incorporated in the State of Nevada. Section 78.320 of the Nevada Revised Statutes (“NRS”) and our Bylaws permit our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the actions so taken, represent at least a majority of the outstanding voting power.
Q:	WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS AS TO THE FIVE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	Our Board recommends that stockholders consent and approve each of the five proposals set forth in this Consent Solicitation Statement.
Q:	WHAT IS THE REQUIRED VOTE TO APPROVE EACH OF THE FIVE PROPOSALS?
A.	Because we are seeking stockholder approval by soliciting written consents, each proposal must receive a number of consents representing at least a majority of the outstanding shares of our Common Stock entitled to submit consents to be approved. As of October 20, 2014, we had 581,570,005 shares of Common Stock issued and outstanding.
Q:	WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENT?
A:	After carefully reading and considering the information contained in this Consent Solicitation Statement, stockholders of record may consent to the proposals set forth herein by either providing their consent via the Internet at www.proxyvote.com by using the control number provided, or by signing and returning a consent card in the enclosed postage-prepaid envelope as soon as possible. Beneficial owners may consent to the proposals by directing their bank, broker, trustee or nominee who is considered the stockholder of record for their shares by following the instructions provided by such bank, broker, trustee or nominee.
Q:	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A “STREET NAME” HOLDER?
A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot send their written consents directly and must instead instruct the broker, bank, or other nominee on how to send their written consents.

Q:	WHAT IF I DO NOT RETURN THE WRITTEN CONSENT?
A:	Because each proposal requires the written consents of the holders of a majority of the outstanding shares of our common stock, your failure to respond will have the same effect as a vote against such proposals.
Q:	CAN I VOTE AGAINST THE PROPOSALS?
A:	We are not holding a meeting of our stockholders, so there will be no “yea” or “nay” vote, as such. However, because each proposal requires the affirmative consent of the holders of a majority of our outstanding common stock, simply not delivering an executed written consent in favor of our proposals, or abstaining from voting on any of our proposals, will have the same practical effect that a vote against the proposals would have if they were being considered at a meeting of stockholders.
Q:	CAN I REVOKE MY CONSENT AFTER I HAVE DELIVERED IT?
A:	You may revoke your written consent at any time prior to the time that we receive a sufficient number of written consents to approve the proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective. If you provided a consent via the Internet, you may revoke your prior consent by re-consenting via the Internet. Any written revocations should be sent to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The last consent to be received either via mail or via the Internet prior to 11:59 Eastern Standard Time on December [1] will be the consent recorded. Please note, if a revocation is received after consents representing a majority of the votes entitled to be cast, as required under applicable NRS statutes, then the proposals will be deemed approved and the revocation will be void and of no further force or effect.
Q:	BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?
A:	We are requesting you to return to us your consents either by mail or via the Internet by 11:59 p.m. Eastern Standard Time on December [1], 2014 pursuant to the instructions provided herein.
Q:	WHAT IS THE PURPOSE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT?
A:	Generally, the effect of a reverse stock split is to increase the market price per share by reducing the number of outstanding shares. Our Board believes that having fewer outstanding shares may encourage investor interest and improve the marketability and liquidity of our Common Stock. Additionally, we believe an increased stock price will facilitate the Company’s ability to up-list to a national exchange.
Q:	WHAT IS THE PURPOSE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO REDUCE OUR AUTHORIZED COMMON STOCK?
A:	The purpose of the amendment to our Articles of Incorporation, as amended, is to reduce our authorized Common Stock from 800,000,000 shares to shares.

Q:	WHAT IS THE PURPOSE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO REDUCE OUR AUTHORIZED PREFERRED STOCK?
A:	The purpose of the amendment to our Articles of Incorporation, as amended, is to reduce out authorized but undesignated preferred stock from 100,000,000 shares to .
Q:	WHAT IS THE PURPOSE OF THE CYTOSORBENTS CORPORATION 2014 LONG-TERM INCENTIVE PLAN?
A:	We propose the adoption of the CytoSorbents Corporation 2014 Long-Term Incentive Plan for several purposes, including: (i) to attract and retain qualified directors, officers and employees; (ii) to compensate consultants for services rendered to us which we could not otherwise afford to obtain; and (iii) to provide incentives for the generation of stockholder value. We will no longer be making grants under our existing 2006 Long-Term Incentive Plan. We believe that it will be in the best interests of the Company to maintain the 2014 Long-Term Incentive Plan with shares of Common Stock authorized and available for issuance thereunder.
Q:	WHAT IS THE PURPOSE OF THE REINCORPORATION MERGER?
A:	Our Board has determined that the Reincorporation Merger is in the best interests of our Company and stockholders. Delaware has adopted comprehensive, modern and flexible corporate laws that are updated and revised periodically to meet changing business needs. The corporate laws of the State of Delaware are more comprehensive, widely-used and extensively interpreted than the corporate laws of other states, including Nevada. As a result of the flexibility and responsiveness of the Delaware corporate laws to the legal and business needs of corporations, many major corporations have incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to the Reincorporation Merger that we are proposing. The Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing the laws of Delaware, thus providing greater clarity and predictability with respect to our corporate legal and governance affairs. We believe any benefits provided to the Company by Delaware law directly benefit our stockholders.
Q:	WHEN WILL THE REVERSE STOCK SPLIT, THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, AS AMENDED, AND THE REINCORPORATION MERGER TAKE EFFECT?
A:	We intend to file the amendments to our Articles of Incorporation, as amended, and effect (i) the reverse stock split, (ii) the reduction in our authorized Common Stock; and (iii) the reduction in our preferred stock, as soon as practicable after receipt of the required stockholder consent and any required regulatory consent. We intend to file the required certificate of merger and consummate the Reincorporation Merger as soon as practicable after receipt of the required stockholder consent and any required regulatory consent. While we anticipate taking these actions on or about December , 2014, the timing will depend on the speed with which we receive the required consents and approvals.
Q:	CAN I REQUIRE YOU TO PURCHASE MY STOCK?
A:	No. Under the NRS, you are not entitled to statutory rights of appraisal, commonly referred to as or dissenters’ rights or appraisal rights, with respect to any of the proposals contained herein, nor are you entitled to have your shares of Common Stock repurchased by us.
Q:	WHO WILL PAY THE COSTS OF THE FIVE PROPOSALS?
A:	We will pay all of the costs of the five proposals, including distributing this Consent Solicitation Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the proposals.

PROPOSAL NO. 1: BOARD AUTHORIZATION TO AMEND OUR
ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECT REVERSE STOCK SPLIT

Our Board has approved and is proposing that our stockholder approve a proposal to authorize the Board to amend our Articles of Incorporation, as amended, to effect a reverse stock split of all outstanding shares of Common Stock, at a reverse split ratio of    -to-one (   :1) and to effect certain other amendments described in Proposals 2 and 3.

If this proposal is approved, the Board would have the sole discretion to elect, as it determines to be in the best interest of the Company and our stockholders, to effect a reverse stock split. The Board will also have sole discretion not to approve the reverse stock split. Therefore, approval of this proposal will constitute express authorization for the Board not to proceed with the reverse stock split if it should so decide. The Board believes that approval of a proposal providing this authority to the Board, rather than mere approval of an immediate reverse stock split, would give the Board the flexibility to react to market conditions and act in the best interests of the Company and our stockholders.

If the Board determines to effect the reverse stock split, we would file an Amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada. The form of amendment to effect the proposed reverse stock split is attached to this Consent Solicitation Statement as Annex A; the text of the form may be altered for any changes required by the Nevada Secretary of State and changes deemed necessary or advisable by the Board. Our Board has approved and declared advisable the proposed amendment. If the Board elects to implement a reverse stock split, then the number of issued and outstanding shares of our Common Stock would be reduced by     % in accordance with the     -to-one (    :1) reverse split ratio. The par value of our Common Stock would remain unchanged at $0.001 per share. The reverse stock split will only become effective upon filing a Certificate of Amendment to our Articles of Incorporation, as amended. The following discussion is qualified in its entirety by the full text of the Certificate of Amendment.

Purposes of the Reverse Stock Split

Generally, the effect of a reverse stock split is to increase the market price per share by reducing the number of outstanding shares. A reverse stock split typically does not increase or decrease the aggregate market value of all outstanding shares. Our Board believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our common stock. In addition, an increased stock price will facilitate the Company’s ability to up-list its common stock to a national exchange. We also believe up-listing would eliminate restrictions that many brokers have on accepting penny stock certificates, helping to make the stock easier to buy and sell, which would provide value to all stockholders. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Our Board believes that the anticipated higher market price resulting from a reverse stock split may reduce, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Our Board also believes that the reverse stock split will afford the Company additional flexibility in consummating potential future financing and/or strategic transactions without the need for further stockholder approval.

You should keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in the Company. We cannot predict the impact of the reverse stock split on the market price of our Common Stock over an extended period of time.

If our Board ultimately determines to effect a reverse stock split, no further action on the part of our stockholders would be required. Notwithstanding approval of the reverse stock split proposal by the stockholders, the Board may, in its sole discretion, determine to delay the effectiveness of the reverse stock split or determine not to effect the reverse stock split at all.

Potential Risks of the Reverse Stock Split

Following the reverse stock split, there can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such reverse stock split. In other words, there can be no assurance that the post-split market price of our Common Stock would be      times the pre-split market price. Accordingly, the total market capitalization of our Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the reverse stock split. Although our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by any increased investor interest in our Common Stock resulting from a higher per share price.

Principal Effects of a Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock. However, because of the volitile nature of the market we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

As a result of the proposed     -to-one (    :1) reverse stock split, shares of our Common Stock outstanding will be reduced by     %. Based on the 581,570,005 shares outstanding as of the record date of October 20, 2014, the total number of shares of Common Stock outstanding after the reverse stock split, including accounting for fractional shares which will rounded up to the next whole number, will be approximately      shares.

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders.  If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by dividing the number of shares held immediately before the reverse stock split by     , and then rounding up to the nearest whole share. The reverse stock split would not affect any stockholder's percentage ownership interest in the Company or proportionate voting power.

Effect on Options and Warrants.  In addition, we would adjust all outstanding shares of any options or warrants entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the exercise price in accordance with the terms of each instrument and based on the     -to-one (     :1) reverse stock split (i.e., the number of shares issuable under such securities would decrease by dividing the number of shares issuable by      and then rounding up to the nearest whole share, and the exercise price per share would be divided by     ). Also, we would reduce the number of shares reserved for issuance under our existing stock option plans proportionately based on the reverse stock split ratio. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, options or warrants exercisable for our Common Stock.

Other Effects on Outstanding Shares.  If we implement a reverse stock split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act.

Fractional Shares.  No fractional shares of our common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by     , upon surrender to our transfer agent of the certificates representing such fractional shares, shall be rounded up to the nearest whole share.

Implementation and Exchange of Stock Certificates

Once we receive the requisite stockholder approval and regulatory approval for the reverse stock split, our Board will file an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, and the reverse stock split will become effective at the time specified in such Amendment, which we refer to as the effective date. As of the effective date of the reverse stock split, each certificate representing shares of our Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

Our transfer agent, American Stock Transfer and Trust Company, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares resulting from the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

No Dissenters' Rights

In connection with the approval of the reverse stock split, you and our other stockholders will not have a right to dissent and obtain payment for their shares under the NRS or our Articles of Incorporation, as amended, or our Bylaws.

If Proposal 1 is approved, the Board will implement the amendment to our Articles of Incorporation, as amended, to effect a reverse stock split only if Proposals 2 and 3 have been approved.

The Board unanimously recommends a vote FOR approval of the proposal to authorize our Board, in its discretion, to amend our Articles of Incorporation, as amended, to effect a reverse stock split.

PROPOSAL 2: BOARD AUTHORIZATION TO AMEND OUR ARTICLES OF INCORPORATION
TO REDUCE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board has approved and is proposing that our stockholders approve a proposal to authorize the Board to amend our Articles of Incorporation, as amended, to reduce the authorized shares of our Common Stock from 800,000,000 to           . The approval of the reverse stock split discussed in Proposal 1 would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split. As of October 20, 2014, we had 800,000,000 shares of authorized Common Stock and 581,570,005 shares of Common Stock issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interests of holders of Common Stock will be diluted. After the effectiveness of the amendment described in this proposal to the Articles of Incorporation, as amended, the total authorized shares of Common Stock will be            shares.

Effects of the Reduction in Authorized Shares of Common Stock

The Board believes that it is in the best interests of the Company to decrease the authorized number of shares of Common Stock in connection with the approval of the reverse stock split. The decrease in the number of authorized shares of Common Stock would result in fewer shares of authorized but unissued shares of Common Stock being available for future issuance. This would decrease the number of shares of Common Stock available for issuance for various purposes, such as to raise capital, to make acquisitions or in response to takeover attempts by third parties (by, for example, reducing the number of shares available to the Company for issuance for the purpose of diluting the stock ownership of a third party contemplating a tender offer or other transaction for the combination of the Company with another company.) The Company believes, however, that after the proposed decrease, the number of authorized but unissued shares of Common Stock remaining would be sufficient for such purposes.

Following the reverse stock split,      shares of Common Stock would be outstanding. Therefore, following the decrease in the number of authorized shares of Common Stock, and subject to Proposal 4 below, more than      authorized but unissued shares of Common Stock would be available for issuance.

As a summary and for illustrative purposes only, the following table shows the approximate effect on our Common Stock of the proposed reverse stock split and the proposed reduction in our authorized shares, based on the 581,570,005 shares of common stock issued and outstanding as of the close of business on October 20, 2014:

	Prior to Reverse Stock Split	After Reverse Stock Split and Reduction of Authorized Shares
Authorized Shares of Common Stock	800,000,000
Issued and Outstanding Shares of Common Stock	581,570,005
Shares of Common Stock Available for Future Issuance	218,429,995

The form of amendment to our Articles of Incorporation, as amended, to effect the reduction in our authorized Common Stock is attached to this Consent Solicitation Statement as Annex A; the text of the form may be altered for any changes required by the Nevada Secretary of State and changes deemed necessary or advisable by the Board. Our Board of Directors has approved and declared advisable the proposed amendment. If Proposal 2 is approved, the Board will implement the decrease in authorized Common Stock only if Proposals 1 and 3 also have been approved. If approved by the stockholders, the decrease in authorized Common Stock would become effective upon the filing with the Secretary of State of the State of Nevada of a Certificate of Amendment to the Company's Articles of Incorporation, as amended.

The Board unanimously recommends a vote FOR approval of the proposal to authorize our Board, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of Common Stock.

PROPOSAL 3: BOARD AUTHORIZATION TO AMEND OUR ARTICLES
OF INCORPORATION TO REDUCE THE TOTAL NUMBER OF
AUTHORIZED SHARES OF UNDESIGNATED PREFERRED STOCK TO

Our Board has approved and is proposing that our stockholders approve a proposal to authorize the Board to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of undesignated preferred stock to          . Currently there are 100,000,000 shares of authorized but undesignated preferred stock.

Upon the effectiveness of this proposed amendment to our Articles of Incorporation, as amended, the Board shall be expressly authorized to provide for the issuance of all or any shares of any authorized but undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the NRS. The authority of the Board with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Company in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the issuance of additional shares series of such series or shares of any other series of Preferred Stock, the amendment of the Articles of Incorporation, as amended, or the Company’s Bylaws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Company of; any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board may deem advisable and as are not inconsistent with law and the provisions of the Articles of Incorporation, as amended.

Potential Anti-Takeover Effects

Our Board believes that the proposed authorization of preferred stock is desirable as any particular issuance or series of preferred stock could, depending on the terms, make it more difficult or discourage any attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Issuance of preferred stock could have the effect of diluting the stock ownership of persons seeking control of the Company, and the possibility of such dilution could have a deterrent effect on persons seeking to acquire control. Accordingly, the power to issue shares of preferred stock could enable the board of directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent board of directors.

For example, the approval of this proposal could enable the Board, without further stockholder approval, to adopt a “poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price. Although this proposal to authorize preferred stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company) nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The form of amendment to our Articles of Incorporation, as amended, to reduce the total number of authorized shares of undesignated preferred stock to           is attached to this Consent Solicitation Statement as Annex A; the text of the form may be altered for any changes required by the Nevada Secretary of State and changes deemed necessary or advisable by the Board.

Our Board has approved and declared advisable the proposed amendment. If Proposal 3 is approved, the Board will implement the reduction in total authorized shares of undesignated preferred stock to           only if Proposals 1 and 2 have been approved. If approved by the stockholders, the reduction in total authorized shares of undesignated preferred stock to           becomes effective upon the filing with the Secretary of State of the State of Nevada of a Certificate of Amendment to the Company's Articles of Incorporation, as amended.

The Board unanimously recommends a vote FOR approval of the proposal to authorize our Board of Directors, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of undesignated preferred stock to          .

PROPOSAL 4: APPROVAL OF THE 2014 LONG-TERM INCENTIVE PLAN

Our Board adopted the CytoSorbents Corporation 2014 Long-Term Incentive Plan (the “2014 Plan”), subject to stockholder approval and approval of Proposals 1, 2, and 3. We are asking you to approve the 2014 Plan, which will make an additional           shares of Common Stock available for issuance to our employees and other eligible participants, after giving effect to reverse stock split. The material features of the 2014 Plan are described below. The 2014 Plan is intended to replace our existing 2006 Long-Term Incentive Plan (the “2006 Plan”). If our stockholders approve the 2014 Plan, no further awards will be made under the 2006 Plan, which is currently the primary equity compensation plan for our employees and directors, and no shares remaining under the 2006 Plan will be available under the 2014 Plan. The Company will not grant any awards under the 2014 Plan before approval by the stockholders of the Company.

Timing of Proposal

There are a number of reasons why we are seeking approval of the 2014 Plan at this time. Our stockholders have not previously approved a long-term equity incentive plan. The 2006 Plan has served us well, but since adopting the 2006 Plan, there have been a number of developments with respect to plan design and plan provisions, including governance-related best practices. Accordingly, we think it timely for us to approve a new long-term equity incentive plan to make it more consistent with current practices and our needs. In addition, adopting the 2014 Plan at this time will make an additional           shares of Common Stock of the Company available for issuance to participants. Adoption of the 2014 Plan also will enable us to qualify any performance-based compensation grants under Section 162(m) of the Internal Revenue Code. Stockholder approval of the performance measures is required.

Why We Support the Proposal

The 2014 Plan is key to our attracting and retaining top talent.  Attracting and retaining top talent in this very competitive industry is one of our fundamental strategic imperatives. Our long-term equity compensation program for our key employees has been a significant element of our compensation strategy for attracting and retaining our top associates since before our initial public offering. We have found that equity-based awards are valued by our managers and professionals. That sense of value, when coupled with multi-year vesting periods, serves to enhance retention of these associates as well as collaboration among them. Our professional and key employee turnover is relatively low, which at least partially reflects the retention value of our long-term incentive plan. Furthermore, these professionals generally retain a large portion of their equity grants over relatively long periods (approximately nine years for stock options), thereby creating a community of interests between them and our stockholders. We believe this is key to our long-term success and the future success of our stockholders.

The 2014 Plan will be used to align the long-term interests of our associates with those of our stockholders.  We consider it crucial to maintain a strong association between compensation of our key employees and our stockholders’ long-term interests. Our long-term equity compensation program is a significant factor in achieving this goal. Furthermore, we have relatively simple and straightforward compensation practices where compensation of our key personnel is based on a modest base salary coupled with an annual cash bonus plan which reflects performance over multiple years, and long-term equity awards which vest over four plus years. Equity compensation represents a material portion of total compensation of our key employees. We believe that this practice ties our associates to the best interest of our clients and the Company, and provides to them a significant incentive to protect and enhance stockholder value.

In the past, our dominant form of long-term equity compensation has been stock options. We intend to adjust our long-term equity compensation program in the future to provide participants with awards that are roughly evenly weighted in fair value between stock options and full value awards (e.g., restricted stock or restricted stock units). We will continue to use stock options with a ten year life to a significant degree. We believe that options incentivize our associates to create value for our clients and stockholders over the long-term because grantees receive no benefit without an increase in the price of our Common Stock. However, under certain circumstances, we may wish to issue restricted stock. Use of restricted stock as a vehicle for equity compensation has become more prevalent in recent years among many of our competitors, and we thus believe a mix of stock options and restricted stock may better achieve our key strategic imperative to attract and retain top talent.

The 2014 Plan will be used to grant performance-based awards to our named executive officers and certain other employees.  We believe that including performance-based metrics as vesting hurdles in full value awards for these individuals will enhance the existing link between compensation and performance provided by our annual bonus and equity programs. Moreover, including performance-based metrics as vesting hurdles in full value awards benefits the Company as it enables such awards to qualify as performance-based awards that are exempt from the $1,000,000 limit on deductions for compensation we pay to covered employees.

The 2014 Plan will be used to continue our successful long-term equity compensation program.  Our track record demonstrates that our long-term equity compensation program works. We have relatively low turnover among a team of top professionals and managers who have produced strong performance for our stockholders over the past decade. Our stock began trading on the OTC Bulletin Board in June 2005 at $0.05 per share. As of October 20, 2014, our stock is trading at $0.254 per share. Through October 20, 2014, our overall pool of equity awards is equal to approximately 9.5% of the total shares outstanding. While our overhang (equity awards outstanding as a percentage of the aggregate of total shares outstanding and equity awards outstanding) may be somewhat higher than levels suggested by proxy advisory firms, we believe that our overhang is in part indicative of the success of our long-term equity compensation program in that our associates remain with us and retain their equity awards over the long term.

Governance-related Provisions.  As discussed below, the 2014 Plan includes terms that reflect our strong commitment to governance measures and plan design features considered important by key institutional stockholders and proxy advisory firms.

For these reasons, we are asking you to approve the 2014 Plan and thereby enable us to continue to implement our long-term equity compensation program.

Key Features Designed to Protect Stockholders’ Interests

The 2014 Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following 2014 Plan features:

•	Independent Administrator. The Compensation Committee of our Board of Directors will generally be the administrator of the 2014 Plan. Administrative powers may be delegated to officers and other employees, but all determinations regarding awards to our executive officers must be made by the Compensation Committee, and all determinations regarding awards to our non-employee directors must be made by the Board.
•	No Evergreen Feature. The 2014 Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the 2014 Plan.
•	Repricing Prohibited. The 2014 Plan requires that stockholder approval be obtained for any repricing, exchange or buyout of underwater awards.
•	Reloading Prohibited. The 2014 Plan prohibits granting stock options with replenishment features.
•	No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our Common Stock on the date the award is granted and a term no longer than ten years.
•	Per-Participant Limits on Awards. The 2014 Plan limits the size of awards that may be granted during any one year to any one participant.
•	Performance-Based Awards. The 2014 Plan permits the grant of performance-based stock and cash-incentive awards that are payable only upon the attainment of specified performance goals. The 2014 Plan includes the provisions necessary to enable us to grant qualified performance-based awards which are intended to be exempt from the $1,000,000 limit on deductions for compensation paid to covered employees.
•	No Dividends on Performance-Based Awards unless and until Performance Goals are Met. The 2014 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards unless and until the applicable performance goals for such award have been met, as determined by the Board of Directors.

•	No Liberal Definition of Change in Control. The 2014 Plan’s definition of a change-in-control transaction provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board of Directors or stockholders.
•	No Transfers for Value. Participants are not permitted to transfer awards for value under the 2014 Plan.

Summary of the 2014 Plan

The following summary describes the most significant features of the 2014 Plan. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is attached as Annex B this Consent Solicitation Statement. As of the date of this Consent Solicitation Statement, three non-employee directors and approximately forty-five employees are eligible to participate in the 2014 Plan.

Eligibility and Participation

The administrator selects the individuals who will participate in the 2014 Plan. Eligibility to participate is open to officers, directors and employees of, and other individuals who provide bona fide services to or for, us or any of our subsidiaries. The Compensation Committee may also select as participants prospective officers, employees and service providers who have accepted an offer of employment or another service relationship from us or one of our subsidiaries. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.

Administration

The Compensation Committee of our Board will generally be the administrator of the 2014 Plan. At any time the Board may serve as the administrator in lieu of or in addition to the Compensation Committee. Except as provided otherwise under the 2014 Plan, the administrator has plenary authority to grant awards pursuant to the terms of the 2014 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2014 Plan.

The Compensation Committee or Board may delegate to the officers and employees of the Company limited authority to perform administrative actions under the 2014 Plan to assist in its administration to the extent permitted by applicable law and stock exchange rules. This delegation of authority, however, may not extend to the exercise of discretion with respect to awards to participants who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (Code) or officers under Section 16 of the Securities Exchange Act. With respect to any award to which Section 16 of the Securities Exchange Act applies, the administrator shall consist of either our Board or the Compensation Committee. With respect to any award that is intended to be a qualified performance-based award, the administrator shall consist of two or more directors, each of whom is intended to be an “outside director” as defined under Section 162(m) of the Code. Any member of the administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the administrator to the extent required to comply with Rule 16b-3 of the Securities Exchange Act or Section 162(m) of the Code.

Shares Available Under the 2014 Plan

The shares of our Common Stock issuable pursuant to awards under the 2014 Plan will be shares authorized for issuance under our Articles of Incorporation, as amended, but unissued. When the 2014 Plan first becomes effective, the number of shares of our Common Stock issuable pursuant to awards granted under the 2014 Plan (“Share Pool”) will be, after giving effect to the reverse stock split, equal to          . No further awards will be granted under the 2006 Plan once the 2014 Plan becomes effective.

Adjustments to Share Pool.  Following the effective date of the 2014 Plan, the Share Pool will be adjusted as follows:

•	The Share Pool will be reduced by one share for each share of our Common Stock made subject to an award granted under the 2014 Plan;
•	The Share Pool will be increased by the number of unissued shares of our Common Stock underlying or used as a reference measure for any award or portion of an award granted under the 2014 Plan or any prior stock incentive plan of the Company that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares, and by the number of shares of our Common Stock used as a reference measure for any award granted under our Plan that are not issued upon settlement of such award;
•	The Share Pool will be increased by the number of shares of our Common Stock that are forfeited back to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under our Plan;
•	The Share Pool will be increased by the number of shares of our Common Stock withheld by or surrendered (either actually or through attestation) to us in payment of the exercise price of any award granted under our Plan; and
•	The Share Pool will be increased by the number of shares of our Common Stock withheld by or surrendered (either actually or through attestation) to us in payment of the statutory minimum tax withholding obligation that arises in connection with any award granted under our Plan.

In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, our Board will adjust the Share Pool proportionately to reflect the transaction or event. Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.

Types of Awards

The 2014 Plan enables the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance shares, cash-based performance units and other stock-based awards, each of which may be granted separately or in tandem with other awards. The 2014 Plan contains all elements necessary to enable such awards granted to covered employees to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, if desired, to ensure maximum deductibility by the Company.

Stock Options and Stock Appreciation Rights.  Stock options represent a right to purchase a specified number of shares of our Common Stock from us at a specified price during a specified period of time. Stock options may be granted in the form of incentive stock options, which are intended to qualify for favorable treatment for the recipient under U.S. federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options within the U.S. The administrator may establish sub-plans under the 2014 Plan through which to grant stock options that qualify for preferred tax treatment for recipients in jurisdictions outside the U.S. Stock appreciation rights represent the right to receive an amount in cash, shares of our Common Stock or both equal to the fair market value of the shares subject to the award on the date of exercise minus the exercise price of the award. All stock options and stock appreciation rights must have a term of no longer than ten years’ duration. Stock options and stock appreciation rights generally must have an exercise price equal to or above the fair market value of our shares of Common Stock on the date of grant except as provided under applicable law or with respect to stock options and stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by us or an affiliate or with which we or our affiliate combine (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards. As of October 20, 2014, the fair market value of a share of our Common Stock was $0.254 as reported on the OTC Bulletin Board.

Prohibition on Reload Options.  The administrator is prohibited from granting stock options under the 2014 Plan that contain a reload or replenishment feature. A reload or replenishment feature means that if an option holder delivers shares of our Common Stock to us in payment of the exercise price or any tax withholding obligation upon exercise of an outstanding stock option, we grant to that option holder a new at-the-market option for the number of shares that he or she delivered.

Prohibition on Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of stock options and stock appreciation rights granted under the 2014 Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or stock appreciation rights, nor may outstanding stock options or stock appreciation rights be canceled in exchange for (i) cash, (ii) stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original outstanding stock options or stock appreciation rights, or (iii) other awards, unless such action is approved by our stockholders.

Restricted Stock.  Awards of restricted stock are actual shares of our Common Stock that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Except for these restrictions and any others imposed by the administrator, the participant will generally have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses.

Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time will be paid either at the dividend payment date or deferred for payment to such later date as determined by the administrator, and may be paid in cash or as unrestricted shares of our Common Stock or may be reinvested in additional shares of restricted stock. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable performance goal related to such shares of restricted stock has been satisfied.

Restricted Stock Units.  An award of restricted stock units represents a contractual obligation of the Company to deliver a number of shares of our Common Stock, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash. Until shares of our Common Stock are issued to the participant in settlement of stock units, the participant shall not have any rights of a stockholder of the Company with respect to the stock units or the shares issuable thereunder. Vesting of restricted stock units may be subject to performance goals, the continued service of the participant or both. The administrator may provide that dividend equivalents will be paid or credited with respect to restricted stock units, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to such restricted stock units has been satisfied.

Performance Shares and Performance Units.  An award of performance shares, as that term is used in the 2014 Plan, refers to shares of our Common Stock or stock units that are expressed in terms of our Common Stock, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of performance units, as that term is used in the 2014 Plan, refers to dollar-denominated units valued by reference to designated criteria established by the administrator, other than our Common Stock, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or shares of our Common Stock or a combination of both, or will reserve to the administrator or the participant the right to make that determination prior to or at the payment or settlement date.

The administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the administrator so permits, that meets the requirements of Section 409A of the Code.

Qualified Performance-Based Awards.  The administrator may, prior to or at the time of grant, designate an award of restricted stock, restricted stock units, performance shares or performance units as a qualified performance-based award intended to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, if desired. For any award so designated as a qualified performance-based award, the administrator will take steps to ensure that the terms of the award are consistent with such designation. The administrator may retain in an award agreement the discretion to reduce, but not to increase, the amount or number of qualified performance-based awards which will be earned based on the achievement of performance goals. Achievement of the performance goals will be certified by a committee of outside directors, within the meaning of Section 162(m) of the Code, before any payment is made under a qualified performance-based award.

Performance goals applicable to qualified performance-based awards may be applied on a per share or absolute basis and relative to one or more performance metrics, or any combination thereof, and may be measured pursuant to U.S. generally accepted accounting principles (“GAAP”), non-GAAP or other objective standards in a manner consistent with our or our subsidiary’s established accounting policies, all as the administrator determines at the time the performance goals for a performance period are established. For this purpose, performance metrics mean criteria established by the administrator relating to any of the following, as it may apply to individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:

•	Earnings or Profitability Metrics: any derivative of investment advisory revenue; mutual fund servicing revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;
•	Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);
•	Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;
•	Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;
•	Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);
•	Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); and/or
•	Strategic Metrics: Metrics including, but not limited to, product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures; capital or fund raising to support operations; government grants; license arrangements; collaboration or customer agreements or arrangements; legal compliance or safety and risk reduction; or such other measures as determined by the Administrator consistent with these performance measures.

To the extent consistent with the requirements of the exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, the administrator may provide at the time performance goals are established for qualified performance-based awards that the manner in which such performance goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, extraordinary items, certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), the consolidation of investment products, other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes.

Other Stock-Based Awards.  The administrator may from time to time grant to eligible individuals awards in the form of our Common Stock or any other award that is valued in whole or in part by reference to, or is otherwise based upon, shares of our Common Stock, including without limitation dividend equivalents and convertible debentures (Other Stock-Based Awards). Other Stock-Based Awards in the form of dividend equivalents may be (A) awarded on a free-standing basis or in connection with another award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the participant, including the reinvestment of such credited amounts in Common Stock equivalents, to be paid on a deferred basis, and (C) settled in cash or our Common Stock as determined by the administrator; provided, however, that dividend equivalents payable on Other Stock-Based Awards that are granted as a performance award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until the applicable performance goal related to such Other Stock-Based Awards has been satisfied. Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the administrator may establish.

Award Limitations

The following limitations on awards are imposed under the 2014 Plan.

•	ISO Award Limit. No more than shares of our Common Stock, after giving effect to the reverse stock split, may be issued in connection with awards granted under the 2014 Plan that are intended to qualify as incentive stock options under Section 422 of the Code.
•	Code Section 162(m) Individual Limits:
•	Appreciation Awards. The maximum number of shares of our Common Stock that may be made subject to awards granted under the 2014 Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, shares.
•	Stock-Based Performance Awards. The maximum number of shares of our Common Stock that may be made subject to awards granted under the 2014 Plan during a calendar year to any one person in the form of performance shares is, in the aggregate, shares. If such performance shares will be settled in cash, the maximum cash amount payable thereunder is the amount equal to the number of performance shares to be settled in cash multiplied by the closing price of the shares, as determined as of the payment date.
•	Cash-Based Performance Units. In connection with awards granted under the 2014 Plan during a calendar year to any one person in the form of cash-based performance units, the maximum cash amount payable under such performance units is $ .

•	Adjustments to Limits during Initial Year of Service. Each of the individual limits set forth above (as required by Section 162(m) of the Code) are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.
•	Adjustments for Multi-year Performance Periods. The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.

If any award is terminated, surrendered or canceled in the same year as the year in which it is granted, that award nevertheless will continue to be counted against the Code Section 162(m) individual limits set forth above for the calendar year in which it was granted.

Adjustments to Awards for Corporate Transactions and Other Events

Mandatory Adjustments.  In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting us (a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, the administrator will make such equitable and appropriate substitutions or proportionate adjustments to:

•	the aggregate number and kind of shares of Common Stock or other securities on which awards under the 2014 Plan may be granted to eligible individuals;
•	the maximum number of shares of Common Stock or other securities with respect to which awards may be granted during any one calendar year to any individual;
•	the maximum number of shares of Common Stock or other securities that may be issued with respect to incentive stock options granted under the 2014 Plan;
•	the number of shares of Common Stock or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and
•	all other numerical limitations relating to awards, whether contained in the 2014 Plan or in award agreements.

Discretionary Adjustments.  In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof. The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

Treatment of Awards upon Dissolution or Liquidation or a Change in Control

Dissolution or Liquidation.  Unless the administrator determines otherwise, all awards outstanding under the 2014 Plan will terminate upon the dissolution or liquidation of the Company.

Continuation, Assumption, Substitution or Termination of Awards.  If any transaction results in a change in control (as defined in the 2014 Plan) of the Company, outstanding awards under the 2014 Plan will terminate when such transaction becomes effective unless provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted. In the event outstanding awards will terminate in this manner, (i) the outstanding awards that will terminate upon the effective time of the change in control transaction will, immediately before the effective time of the change in control, become fully exercisable, be considered to be earned and payable in full, any deferral or other restriction thereon will lapse, and any restriction period thereon will terminate, (ii) the holders of stock options, stock appreciation rights and other awards granted under the 2014 Plan that are exchangeable for or convertible into our Common Stock will be permitted, immediately before the change in control becomes effective, to exercise or convert all portions of such awards, and (iii) the administrator may make any of the discretionary adjustments described above with respect to any or all awards granted under the 2014 Plan. Implementation of the provisions of the immediately foregoing sentence will be conditioned upon consummation of the change in control, not merely the approval of the transaction by our Board of Directors or stockholders.

Under the terms of the 2014 Plan, a change in control is generally defined as (i) any acquisition by a person or entity of more than 35% of the total voting power of the Company’s stock, with certain exceptions, (ii) a contested change in the majority of the Board members within a 12-month period, (iii) acquisition by a person or entity over a 12-month period of assets from the Company that have a total gross fair market value equal to or more than 60% of the total gross fair market value of all of the Company immediately prior to such acquisitions, or (iv) a reorganization, merger, tender offer, share exchange, consolidation or other business combination, acquisition of the Company’s equity securities, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, in any such case, the holders of the outstanding voting stock of the Company immediately prior to such merger, reorganization or consolidation, hold more than 50% of the voting power of the surviving Company.

Amendment and Termination

Our Board or Compensation Committee may terminate, amend or modify the 2014 Plan or any portion of it at any time, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules. No such amendment may be made without the approval of our stockholders, however, to the extent such amendment would (i) materially increase the benefits accruing to participants under the 2014 Plan, (ii) materially increase the number of shares of our Common Stock which may be issued under the 2014 Plan or to a participant, (iii) materially expand the eligibility for participation in the 2014 Plan, (iv) eliminate or modify the prohibition on repricing of stock options and stock appreciation rights, (v) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (vi) modify the limitation on the issuance of reload or replenishment options.

The 2014 Plan is scheduled to expire on October 19, 2024 which is ten years after its adoption by our Board of Directors.

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, our Board of Directors and the administrator agree that they will not make any amendments, issue any awards or take any action under the 2014 Plan unless such action complies with the relevant listing rules.

Material U.S. Federal Income Tax Consequences of the 2014 Plan

The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of awards issued under the 2014 Plan, based upon the provisions of the Code as of the date of this Consent Solicitation Statement, for the purposes of stockholders considering how to vote on this proposal. It is not intended as tax guidance to participants in the 2014 Plan. This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state income tax consequences of any award or the taxation of awards in jurisdictions outside of the U.S.

Stock Options and Stock Appreciation Rights.  The grant of a stock option or stock appreciation right generally has no income tax consequences for a participant or the Company. Likewise, the exercise of an incentive stock option generally does not have income tax consequences for a participant or the Company, except that it may result in an item of adjustment for alternative minimum tax purposes for the participant. A participant usually recognizes ordinary income upon the exercise of a nonqualified stock option or stock appreciation right equal to the fair market value of the shares or cash payable (without regard to income or employment tax withholding) minus the exercise price, if applicable. We should generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option or stock appreciation right.

If a participant holds the shares acquired under an incentive stock option for the time specified in the Code (at least two years measured from the grant date and one year measured from the exercise date), any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss. If the shares are disposed of before the holding period is satisfied, the participant will recognize ordinary income equal to the lesser of (1) the amount realized upon the disposition and (2) the fair market value of such shares on the date of exercise minus the exercise price paid for the shares. Any ordinary income recognized by the participant on the disqualifying disposition of the shares generally entitles us to a deduction by us for federal income tax purposes. Any disposition of shares acquired under a nonqualified stock option or a stock appreciation right will generally result only in capital gain or loss for the participant, which may be short- or long-term, depending upon the holding period for the shares.

Full Value Awards.  Any cash and the fair market value of any shares of Common Stock received by a participant under a Full Value Award are generally includible in the participant’s ordinary income. In the case of restricted stock awards, this amount is includible in the participant’s income when the awards vest, unless the participant has filed an election with the Internal Revenue Service to include the fair market value of the restricted shares in income as of the date the award was granted. In the case of restricted stock units, performance shares and performance units, generally the value of any cash and the fair market value of any shares of Common Stock received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested Full Value Awards are also ordinary income for participants.

Deductibility of Compensation.  Except as explained below, the Company generally is entitled to a deduction equal to the amount included in the ordinary income of participants and does not receive a deduction for amounts that are taxable to participants as capital gain. The Code allows publicly held corporations to deduct compensation that is in excess of $1,000,000 paid to the corporation’s chief executive officer and to any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. We intend for compensation arising from grants of stock options and stock appreciation rights under the 2014 Plan to be deductible by the Company as performance-based compensation not subject to the $1,000,000 limitation on deductibility. We may also choose to grant performance awards under the 2014 Plan that satisfy the requirements for deductibility of compensation. We reserve the right, however, to grant awards under the 2014 Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

New Plan Benefits

No awards have been previously granted under the 2014 Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this Consent Solicitation Statement because participation and the types of awards that may be granted under the 2014 Plan are subject to the discretion of the administrator. Consequently, no New Plan Benefits Table is included in this Consent Solicitation Statement.

Our Board of has approved and declared advisable the 2014 Plan. If Proposal 4 is approved, the Board will implement the 2014 Plan only if Proposals 1, 2 and 3 have been approved.

The Board unanimously recommends a vote FOR approval of the form, terms and provision of the CytoSorbents Corporation 2014 Long-Term Incentive Plan.

PROPOSAL 5: TO APPROVE THE CHANGE OF DOMICILE OF THE COMPANY FROM THE
STATE OF NEVADA TO THE STATE OF DELAWARE THROUGH THE MERGER OF THE
COMPANY WITH AND INTO CYTOSORBENTS CORPORATION, A NEWLY-ORGANIZED,
WHOLLY-OWNED SUBSIDIARY OF THE COMPANY ORGANIZED UNDER
THE LAWS OF THE STATE OF DELAWARE.

Our Board unanimously approved and is proposing that the stockholders approve the Company’s change of domicile from the State of Nevada to the State of Delaware through the mechanism of a merger, which involves the Company establishing a wholly-owned Delaware subsidiary, CytoSorbents Corporation, a Delaware corporation (“CytoSorbents DE” or the “Surviving Entity”) and then merging with and into CytoSorbents DE, which is the surviving entity. The Merger will be consummated pursuant to the Agreement and Plan of Merger between the Company and its Delaware subsidiary, a copy of which is attached to this Consent Solicitation Statement as Annex C  (the “Agreement and Plan of Merger”).

Pursuant to the Agreement and Plan of Merger, each share of our Common Stock outstanding immediately prior to the Effective Time (as defined the Agreement and Plan of Merger) shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of fully-paid and non-assessable shares of CytoSorbents DE common stock, $0.001 par value per share.

The Merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below. However, the Merger will not result in any change in the Company’s business, management, location of its principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the Merger, which are immaterial) and the shares of Delaware common stock will continue to trade, without interruption, on the OTCBB under the same symbol as the Nevada common stock.

New Delaware Corporation

Our newly-formed, wholly-owned Delaware subsidiary, incorporated under the Delaware General Corporation Law (the “DGCL”) on October   , 2014, under the name CytoSorbents Corporation, will be the surviving corporation of the Merger. It was incorporated exclusively for the purpose of merging with and implementing the change in domicile of the Company from Nevada to Delaware.

The Agreement and Plan of Merger

As of the Effective Time, each share of our Common Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of fully-paid and non-assessable shares of CytoSorbents DE Common Stock. Assuming the approval by the stockholders of Proposals 1, 2, 3 and 4, and after giving effect to the reverse stock split contemplated in Proposal 1, the Company will have approximately      shares of Common Stock issued and outstanding. As of the Effective Time under the Agreement and Plan of Merger, all of the outstanding shares of our Common Stock will be converted into      shares of CytoSorbents DE common stock. In addition, as of the Effective Time, all outstanding shares of CytoSorbents DE common stock, which shares are held by the Company, shall be canceled and returned to the status of authorized and unissued shares of the Surviving Entity. None of such redeemed shares shall be retained by the Surviving Entity as treasury shares.

All of the options and warrants to acquire, or instruments convertible into, shares of our Common Stock held by any person shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, share for share, into options and warrants, or convertible instruments, respectively, of the Surviving Entity.

From and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of the Company shall be deemed for all purposes to evidence ownership of, and to represent, shares of CytoSorbents DE common stock into which such shares have been converted as herein provided. The registered owner on the books and records of the Company of any such outstanding stock certificates shall, until such certificates shall have been surrendered for transfer or otherwise accounted for to the Surviving Entity, have and be able to exercise any voting and other rights with respect to and receive any dividend or other distributions upon the CytoSorbents DE common stock evidenced by such outstanding certificates as provided.

Reasons for the Reincorporation Merger

There are a number of reasons why Delaware is an attractive state for the incorporation of the Company and why the Reincorporation Merger is in the interests of our stockholders. For many years, Delaware has followed a policy of encouraging incorporation in that state. To advance that policy, Delaware has adopted comprehensive, modern and flexible corporate laws that are updated and revised periodically to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware. Delaware courts have developed considerable expertise in dealing with corporate issues. In doing so, Delaware courts have created a substantial body of case law construing Delaware law and establishing public policies with respect to Delaware corporations. Our Board believes that this environment provides greater predictability with respect to corporate legal affairs and allows a corporation to be managed more efficiently.

In the opinion of our management, such latitude affords Delaware corporations more opportunities to raise capital. The procedures and degree of stockholder approval required for Delaware corporations for the authorization of additional shares of stock, and for approval of certain mergers and other transactions, present fewer practical impediments to the capital raising process than those which apply to Nevada corporations. For example, a Delaware corporation has greater flexibility in declaring dividends, which can aid a corporation in marketing various classes or series of dividend paying securities. Under Delaware law, dividends may be paid out of surplus, or if there is no surplus, out of net profits from the corporation’s previous fiscal year or the fiscal year in which the dividend is declared, or both, so long as there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation’s stock, if any, having a preference upon the distribution of assets. Under Nevada law, dividends may be paid by the corporation unless after giving effect to the distribution, the corporation would not be able to pay its debts as they come due in the usual course of business, or (unless the corporation’s articles of incorporation permit otherwise) the corporation’s total assets would be less than the sum of its total liabilities, plus amounts payable in dissolution to holders of shares carrying a liquidation preference over the class of shares to which a dividend is declared. These and other differences between Nevada’s and Delaware’s corporate laws are more fully explained below.

Certain Effects of the Change in State of Incorporation

The Reincorporation Merger will effect a change in the our legal domicile; however, the Reincorporation Merger will not result in any change in headquarters, business, jobs, management, location of any of offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation Merger, which are immaterial). Management, including the director and officer, will remain the same in connection with the Redomicile and will assume identical positions with CytoSorbents DE. There will be no substantive change in the employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers as a result of the Reincorporation Merger and the 2014 Plan, if approved, will become the long-term incentive plan of CytoSorbents DE. Upon the effective time of the Reincorporation Merger, each share of our Common Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of fully-paid and non-assessable shares of CytoSorbents DE common stock.

The Certificate of Incorporation, as amended, and Bylaws of CytoSorbents DE will be the governing instruments of the surviving corporation following the merger with the Company, resulting in some changes from the current Articles of Incorporation, as amended and Bylaws of the Company, which are primarily procedural in nature, such as a change in the registered office and agent of the Company from an office and agent in Nevada to an office and agent in Delaware.

The following chart summarizes some of the material differences between the Delaware General Corporations Law (the “DGCL”) and NRS. This chart does not address each difference between Delaware law and Nevada law, but focuses on some of those differences which the Company believes are most relevant to the existing stockholders. This chart is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to Delaware and Nevada law.

Delaware	Nevada
Removal of Directors
The DGCL permits the holders of a majority of shares of a corporation without a classified board then entitled to vote in an election of directors, to remove directors, with or without cause.	Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause.
Dividends and other Distributions
Section 170 of the DGCL permits the directors of a corporation, subject to any restrictions contained in its certificate of incorporation, to declare and pay dividends upon the shares of its capital stock, either (1) out of its surplus, as computed in accordance with the DGCL, or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. But such dividends cannot be declared out of net profits if the capital of the corporation, has diminished by depreciation in the value of its property, or by losses or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Section 174 of the DGCL also imposes on any director under whose administration distributions are declared in violation of the foregoing provision, personal liability to a corporation’s creditors in the event of its dissolution or insolvency, up to the full amount of the unlawful distribution, for a period of 6 years following a dividend declaration, unless such director’s dissent was recorded in the minutes of the proceedings approving the distribution.	Nevada law prohibits distributions to stockholders when the distributions would (i) render the corporation unable to pay its debts as they become due in the usual course of business and (ii) render the corporation’s total assets less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Section 78.300 of the NRS imposes on any director under whose administration distributions are declared in violation of the foregoing provision, personal liability to a corporation’s creditors in the event of its dissolution or insolvency, up to the full amount of the unlawful distribution, for a period of 3 years following a dividend declaration, unless such director’s dissent was recorded in the minutes of the proceedings approving the distribution.

Delaware	Nevada
Limitation of Liability
A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.	Under Nevada law, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.
Indemnification
Under the DGCL, the indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of non-derivative actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation, and, in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited or denied by the corporation’s certificate of incorporation, indemnification is required to the extent of a director’s or officer’s successful defense. Additionally, under the DGCL, a corporation may reimburse directors and officers for expenses incurred in a derivative action.	In suits that are not brought by or in the right of the corporation, Nevada law permits a corporation to indemnify directors, officers, employees and agents for attorney’s fees and other expenses, judgments and amounts paid in settlement. The person seeking indemnity may recover as long as he acted in good faith and believed his actions were either in the best interests of or not opposed to the best interests of the corporation. Similarly, the person seeking indemnification must not have had any reason to believe his conduct was unlawful.

In derivative suits, a corporation may indemnify its agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders.

No corporation may indemnify a party unless it makes a determination, through its stockholders, directors or independent counsel, that the indemnification is proper.

Delaware	Nevada
Increasing or Decreasing Authorized Shares
Delaware law contains no such similar provision.	Nevada law allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any such class or series of the corporation’s shares without a vote of the stockholders, so long as the action taken does not change or alter any right or preference of the stockholder and does not include any provision or provisions pursuant to which only money will be paid or script issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares.
Corporate Opportunity
Delaware law provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board or a committee which authorizes the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.	Under Nevada law, a director breaches her duty of loyalty to the corporation if the director takes a business opportunity that is within the scope of the corporation’s potential business for himself or presents it to another party without first giving the corporation an opportunity to fairly consider the business opportunity. All such opportunities should be presented first to the corporation and fully considered.

However, a contract or other transaction is not void or voidable solely because the contract or transaction is between a Nevada corporation and its director if the fact of financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote of the interested director, and the contract or transaction is fair as to the corporation at the time it is authorized.
Expiration of Proxies
Section 212 of the DGCL provides that the appointment of a proxy with no expiration date may be valid for up to 3 years, but that a proxy may be provided for a longer period. Furthermore, a duly executed proxy may be irrevocable if it states that it is irrevocable and if, it is coupled with an interest in the stock itself or an interest in the corporation generally, sufficient in law to support an irrevocable power.	Nevada law provides that proxies may not be valid for more than 6 months, unless the proxy is coupled with an interest or the stockholder specifies that the proxy is to continue in force for a longer period.

Delaware	Nevada
Interested Stockholder Combinations
Delaware has a business combination statute, set forth in §203 of the DGCL, which provides that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) may not engage in certain “business combinations” with the target corporation for a period of three years following the time the person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to the interested stockholder’s acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.	Section 78.438 of the NRS prohibits a Nevada corporation from engaging in any business combination with any interested stockholder (any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons) for a period of two years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the two year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.
For purposes of determining whether a person is the “owner” of 15% or more of a corporation’s voting stock for purposes of Section 203 of the DGCL, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A business combination is also defined broadly o include (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder, (ii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder, and (iv) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Delaware	Nevada
These restrictions placed on interested stockholders by Section 203 of the DGCL do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 or (ii) if the corporation, by action of its stockholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption (except for limited circumstances where effectiveness will occur immediately) and will not apply to any business combination with a person who became an interested stockholder at or prior to such adoption.

Filing Fees
Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $180,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation.	Nevada charges corporations incorporated in Nevada nominal annual corporate license renewal fees, and does not impose any franchise fees on corporations.

No Dissenters’ Rights

In connection with the approval of the Reincorporation Merger, you and our other stockholders will not have a right to dissent and obtain payment for their shares under the NRS or our Articles of Incorporation, as amended, or our Bylaws.

Our Board of has approved and declared advisable the proposed Reincorporation Merger. If Proposal 5 is approved, the Board, in its sole discretion, will implement the Reincorporation Merger only if Proposals 1, 2 and 3 have been approved. If approved by the stockholders, the Agreement and Plan of Merger effecting the Reincorporation Merger will become effective upon the filing with the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware the applicable certificates of merger.

The Board unanimously recommends a vote FOR approval of the change of domicile of the Company from the State of Nevada to the State of Delaware through the merger of the Company with and into CytoSorbents Corporation, a newly-organized, wholly-owned subsidiary of the Company organized under the laws of the State of Delaware.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
and the Reincorporation Merger

The following discussion addresses the material U.S. federal income tax consequences of the reverse stock split and the Reincorporation Merger to holders of our Common Stock. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Any such change could alter the tax consequences described below and adversely affect our stockholders. This discussion applies only to our stockholders that hold their Common Stock as a capital asset within the meaning of Section 1221 of the Code, each of which we refer to in this document as a “holder.” We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split and the Reincorporation Merger to holders may vary depending upon a holder’s particular facts and circumstances. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws, including:

•	banks, mutual funds, financial institutions, regulated investment companies, or real estate investment trusts,
•	an estate or trust,
•	tax-exempt organizations,
•	insurance companies,
•	brokers or dealers in securities or foreign currency,
•	traders in securities who elect to apply a mark-to-market method of accounting,
•	pass-through entities and investors in such entities,
•	foreign persons,
•	stockholders who received their Common Stock through the exercise of employee stock options or in other compensatory transactions,
•	stockholders who are subject to alternative minimum tax provisions of the Code,
•	stockholders who hold their Common Stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment, and
•	stockholders who acquired their Common Stock through a 401(k) Plan, deferred compensation plan or other retirement plan.

In addition, the discussion does not address any state, local or foreign tax consequences of the reverse stock split or the Reincorporation Merger.

This discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their Common Stock through partnerships or other pass-through entities for U.S. federal income tax purposes. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the particular tax consequences of the reverse stock split and the Reincorporation Merger to them.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split and the Reincorporation Merger.

Reverse Stock Split

The receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the reverse stock split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate tax basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the reverse stock split will include the holding period of the Common Stock exchanged therefor.

Reincorporation Merger

The Reincorporation Merger is intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and the remainder of this discussion assumes that it will be treated as such.

The receipt of shares of CytoSorbents DE common stock in exchange for the shares of our Common Stock owned by a holder should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the shares of CytoSorbents DE common stock received by a holder in the Reincorporation Merger will be equal to the aggregate tax basis of the Common Stock in exchanged for such stock. A holder’s holding period for the CytoSorbents DE common stock received in the Reincorporation Merger will include the holding period of the Common Stock exchanged therefor.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors and executive officers, their ages and the positions they hold:

Name	Age	Position
Phillip Chan, MD	44	President and Chief Executive Officer, Director
Al Kraus	69	Chairman of the Board
Edward R. Jones, MD, MBA	65	Director
James Gunton	47	Director
Vincent Capponi	56	Chief Operating Officer
Kathleen P. Bloch	59	Chief Financial Officer
Robert Bartlett, MD	74	Chief Medical Officer

Phillip Chan, MD, PhD.  Dr. Chan became a director of the Company in 2008 and since January 2009 has also been Chief Executive Officer. Prior to CytoSorbents, Dr. Chan led healthcare and life science investments as Partner for the NJTC Investment Fund, LP. Dr. Chan co-founded Andrew Technologies, a medical device company commercializing its HydraSolveTM lipoplasty system for plastic surgery. He is a Board-certified Internal Medicine physician with a strong background in clinical medicine and research. Dr. Chan received his MD and PhD from the Yale University School of Medicine and completed his Internal Medicine residency at Beth Israel Deaconess Medical Center at Harvard. He also holds a BS in cell and molecular biology from Cornell University.

Al Kraus.  Mr. Kraus has been a director of the Company since 2003 and until the end of 2008 was the Company’s President and CEO. Mr. Kraus currently serves as Chairman of the Board of Directors. Mr. Kraus has more than twenty-five years’ experience managing companies in the dialysis, medical device products, personal computer and custom software industries. Prior to joining us, from 2001 to 2003, Mr. Kraus was President and CEO of NovoVascular Inc., an early stage company developing coated stent technology. From 1996 to 1998, Mr. Kraus was President and CEO of Althin Healthcare and from 1998 to 2000, of Althin Medical Inc., a manufacturer of products for the treatment of end stage renal disease. While CEO of Althin, he provided strategic direction and management for operations throughout the Americas. From 1979 to 1985, Mr. Kraus was U.S. Subsidiary Manager and Chief Operating Officer of Gambro Inc., a leading medical technology and healthcare company. Mr. Kraus was the Chief Operating Officer of Gambro when it went public in the United States in an offering led by Morgan Stanley.

Edward R. Jones, MD, MBA.  Dr. Jones has been a director of the Company since April 2007. Dr. Jones is an attending physician at the Albert Einstein Medical Center and Chestnut Hill Hospital as well as Clinical Professor of Medicine at Temple University Hospital. Dr. Jones has published or contributed to the publishing of 30 chapters, articles, and abstracts on the subject of treating kidney-related illnesses. He is a sixteen-year member of the Renal Physicians Association, the Philadelphia County Medical Society and a past board member of the National Kidney Foundation of the Delaware Valley. Dr. Jones is a past President of the Renal Physicians Association.

James Gunton.  Mr. Gunton became a director of the Company in 2008. He is a cofounder of the NJTC Investment Fund, LP, formerly known as NJTC Venture Fund. Mr. Gunton has been investing in privately-held growth technology companies for twenty years. Before co-founding in 2001 the $80 million NJTC Investment Fund, LP, Jim was a manager at Oracle Corporation in the Silicon Valley. He represents NJTC Investment Fund, LP at three portfolio companies and is a former Governor of the National Association of Small Business Investment Companies. Jim earned a BS from Stanford University and an MBA with distinction from Duke University.

Vincent Capponi.  Mr. Capponi joined the Company as Vice President of Operations in 2002 and became its Chief Operating Officer in July 2005. He has more than 20 years of management experience in medical device, pharmaceutical and imaging equipment at companies including Upjohn, Sims Deltec and Sabratek. Prior to joining CytoSorbents in 2002, Mr. Capponi held several senior management positions at Sabratek and its diagnostics division GDS, and was interim president of GDS diagnostics in 2001. From 1998 to 2000, Mr. Capponi was Senior Vice President and Chief Operating Officer for Sabratek and Vice President Operations from 1996 to 1998. He received his MS in Chemistry and his BS in Chemistry and Microbiology from Bowling Green State University.

Kathleen P. Bloch, MBA, CPA.  Ms. Bloch has more than 20 years of executive financial experience in both public and private companies. Effective May 29, 2013, she replaced Interim CFO, Mr. Ronald Berger. Most recently, she was Chief Financial Officer of Laureate Biopharmaceutical Services, Inc., a leader in biopharmaceutical contract development and manufacturing. Previously, Ms. Bloch was Chief Operating Officer and CFO of PC Group, Inc., a $70 million in revenue, NASDAQ-listed, publicly traded company with a diverse group of holdings, including several medical device subsidiaries. Prior to that, Ms. Bloch was CFO of Silver Line Building Products Corporation, one of the world's largest manufacturers of vinyl windows. She began her career at the accounting firm of Peat Marwick International. Ms. Bloch holds a Master of Business Administration degree and a Bachelor of Science Accounting degree from LaSalle University, and is a Certified Public Accountant.

Ronald Berger, CPA.  Mr. Berger has been a financial consultant to the Company since 2005 and became Interim Chief Financial Officer in 2012 upon the departure of the previous CFO. He has over 40 years of business experience and has been a financial consultant to various Companies during the past 20 years. Prior to that, he was Controller for Singer Supermarkets and VP Finance and Administration for Quick Chek Corporation. His appointment to Interim Chief Financial Officer terminated with the commencement of employment of Kathleen P. Bloch.

Robert Bartlett, MD.  Dr. Bartlett became our Chief Medical Officer in January 2009. He is Professor Emeritus of Surgery at the University of Michigan Health System. Prior to becoming Professor Emeritus in 2005, Dr. Bartlett was Director of the Surgical Intensive Care Unit, Chief of the Trauma/Clinical Care Division and Director of the Extracorporeal Life Support Program at the University of Michigan Medical Center. Dr. Bartlett was the pioneer in the development of the extracorporeal membrane oxygenation machine (ECMO), used to oxygenate blood in critically ill patients worldwide. He received his MD from the University of Michigan Medical School, cum laude. He completed his general surgery residency at Peter Bent Brigham Hospital in Boston, and was Chief resident in thoracic surgery. Dr. Bartlett was also a NIH Trainee in Academic Surgery at Harvard Medical School, and was previously faculty at the University of California, Irvine. Dr. Bartlett is the recipient of 26 separate research grants, 14 from the National Institute of Health, including an RO1 grant for the development of a totally artificial lung. He has also received numerous national and international awards for his contributions to critical care medicine.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the periods ended December 31, 2013 and 2012.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2013 and 2012, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer, and our Chief Medical Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards(1) ($)		All Other Compensation	Total ($)
Phillip Chan Chief Executive Officer	2013	245,368	(2)	-0-	-0-		-0-	245,368
	2012	231,496		-0-	-0-		8,000	239,496
Vincent Capponi Chief Operating Officer	2013	222,445	(3)	200	-0-		-0-	239,645
	2012	219,674		30,200	-0-		-0-	249,874
Kathleen P. Bloch Chief Financial Officer(5)	2013	118,974		-0-	5,375	(4)	-0-	124,549
	2012	-0-		-0-	-0-		-0-	-0-
David Lamadrid Chief Financial Officer(5)	2013	-0-		-0-	-0-		-0-	-0-
	2012	108,706		-0-	-0-		-0-	108,706
Ronald Berger Interim Chief Financial Officer(5)	2013	-0-		200	9,800	(6)	100,526	120,562
	2012	-0-		200	1,030	(7)	102,472	103,702
Dr. Robert Bartlett Chief Medical Officer	2013	-0-		-0-	-0-		52,000	52,000
	2012	-0-		-0-	-0-		52,000	52,000

(1)	The value of option awards granted to the Named Executive Officers has been estimated pursuant to recognition requirements of accounting standards for accounting for stock-based compensation for the options described in the footnotes below, except that for purposes of this table, we have assumed that none of the options will be forfeited. The Named Executive Officers will not realize the estimated value of these awards in cash until these awards are vested and exercised or sold. For information regarding our valuation of option awards, see “Stock-Based Compensation” in Note 2 of our financial statements for the period ended December 31, 2013.
(2)	Dr. Chan’s salary for 2013 was $245,368, of which he deferred payment on $11,575 until 2014.
(3)	Mr. Capponi’s salary for 2013 was $239,445, of which he deferred payment on $16,476 until 2014.
(4)	In connection with her employment, Ms. Bloch received options to purchase 1,000,000 shares on May 29, 2013 at an exercise price of $0.116. These options vest as follows: (1) 500,000 on May 9, 2014; and (2) 500,000 on May 9, 2015 and expire on May 29, 2023.
(5)	Mr. Lamadrid resigned as our Chief Financial Officer effective July 11, 2012. Mr. Berger assumed the position of Interim CFO on July 12, 2012. On May 29, 2013, Ms. Bloch became Chief Financial Officer. Her annual salary is $200,000.
(6)	On February 6, 2013, Mr. Berger received options to purchase 350,000 shares of stock at an exercise price of $0.106. These options vested on February 6, 2013, and expire five years from the date of issuance.
(7)	On January 18, 2012, Mr. Berger received options to purchase 30,000 shares of stock at an exercise price of $0.168. Twenty (20) percent of the options vested immediately upon issuance and the remainder vest evenly over five years and expire in five years.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2013, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.

Outstanding Equity Awards At December 31, 2013

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Phillip Chan	15,000		0.08	(1)	12/31/18
	2,503,858		0.084	(1)	1/8/19
	400,000	100,000	0.173	(2)	1/4/20
	2,227,500		0.138	(1)	5/5/20
		1,650,000	0.115	(3)	4/4/23
Vincent Capponi	50,000		1.65	(1)	12/31/16
	1,100,000		0.25	(1)	01/16/18
	2,200,000		0.035	(1)	06/25/18
	400,000		0.168	(1)	01/28/19
	400,000	100,000	0.173	(2)	1/4/20
	2,032,500		0.138	(1)	5/5/20
		1,550,000	0.115	(4)	4/4/23
Kathleen P. Bloch	0	1,000,000	0.116	(4)	5/7/23
		500,000	0.115	(6)	4/4/23
Robert Bartlett	50,000		0.084	(1)	01/08/14
	140,000	35,000	0.173	(5)	1/4/20
	515,000	0	0.138	(1)	5/5/20
		400,000	0.115	(8)	4/4/23

(1)	Fully vested.
(2)	Vests and becomes exercisable as to (i) 100,000 shares on January 4, 2010; (ii) 100,000 shares on January 4, 2011; (iii) 100,000 shares on January 4, 2012; (iv) 100,000 shares on January 4, 2013; and (v) 100,000 shares on January 4, 2014.
(3)	These options will become exercisable based on the achievement of certain milestones connected to the Company’s operations, subject to approval by the Board of Directors. In March 2014 the Board of Directors reviewed the milestones achieved, and determined that Dr. Chan earned 762,500 of the milestone options which vest and become exercisable as to (i) 381,250 on December 31, 2014; and (ii) 381,250 on December 31, 2015. The remaining 887,500 options were cancelled.
(4)	These options will become exercisable based on the achievement of certain milestones connected to the Company’s operations, subject to approval by the Board of Directors. In March 2014 the Board of Directors reviewed the milestones achieved, and determined that Mr. Capponi earned 750,000 of the milestone options which vest and become exercisable as to (i) 375,000 on December 31, 2014; and (ii) 375,000 on December 31, 2015. The remaining 800,000 options were cancelled.
(5)	Vests and becomes exercisable as to (1) 500,000 shares on May 9, 2014; and (ii) 500,000 shares on May 9, 2015.
(6)	These options will become exercisable based on the achievement of certain milestones connected to the Company’s operations, subject to approval by the Board of Directors. In March 2014 the Board of Directors reviewed the milestones achieved, and determined that Ms. Bloch earned 500,000 of the milestone options which vests and becomes exercisable as to (i) 250,000 on December 31, 2014; and (ii) 250,000 on December 31, 2015.

(7)	Vests and becomes exercisable as to (i) 35,000 shares on January 4, 2010; (ii) 35,000 shares on January 4, 2011; (iii) 35,000 shares on January 4, 2012; (iv) 35,000 shares on January 4, 2013; and (v) 35,000 shares on January 4, 2014.
(8)	These options will become exercisable based on the achievement of certain milestones connected to the Company’s operations, subject to approval by the Board of Directors. In March, 2014, based upon milestones achieved, the Board awarded Dr. Bartlett 200,000 of the milestone options which vests and becomes exercisable as to (i) 100,000 on December 31, 2014; and (ii) 100,000 on December 31, 2015.

Director Compensation

The following table shows for the fiscal year ended December 31, 2013 certain information with respect to the compensation of all non-employee directors of the Company.

Director Compensation for Fiscal 2013

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Joseph Rubin(2)	8,500	1,125	(2)	9,625
Edward R. Jones(3)	10,000	1,125	(3)	11,125
James Gunton(4)	—	1,125	(4)	1,125
Al Kraus(5)	25,000	2,250	(5)	27,250
Phillip Chan(6)	—	—	(6)	—

(1)	The value of option awards granted to directors has been estimated pursuant to the recognition requirements of accounting standards for accounting for stock-based compensation for the options described in the footnotes below, except that for purposes of this table, we have assumed that none of the options will be forfeited. The directors will not realize the estimated value of these awards in cash until these awards are vested and exercised or sold. For information regarding our valuation of option awards, see “Stock-Based Compensation” in Note 2 of our financial statements for the period ended December 31, 2013.
(2)	In connection with his service as a director in 2013 we issued Mr. Rubin options to purchase 150,000 shares of our common stock at an exercise price of $0.115 per share, which were granted on April 4, 2013 and expire on April 4, 2023. All 150,000 shares vest and become exercisable on April 4, 2014. Mr. Rubin passed away in September 2014.
(3)	In connection with his service as a director in 2013 we issued Dr. Jones options to purchase 150,000 shares of our common stock at an exercise price of $0.115 per share, which were granted on April 4, 2013 and expire on April 4, 2023. All 150,000 shares vest and become exercisable on April 4, 2014.
(4)	In connection with Mr. Gunton’s service as a director in 2013, the NJTC Investment Fund, LP was issued options to purchase 150,000 shares of our common stock at an exercise price of $0.115 per share, which were granted on April 4, 2013 and expire on April 4, 2023. All 150,000 shares vest and become exercisable on April 4, 2014.
(5)	Pursuant to an agreement and in connection with Mr. Kraus’ service as a director in 2013 we issued options to purchase 300,000 shares of our common stock at an exercise price of $0.115 per share, which were granted on April 4, 2013 and expire on April 4, 2023. All 300,000 shares vest and become exercisable on April 4, 2014.
(6)	Effective July 24, 2008, Dr. Chan was appointed to the Company’s Board of Directors and Compensation Committee. Effective January 1, 2009, Dr. Chan entered into an employment agreement becoming interim Chief Executive Officer of the Company. In January 2009, Dr. Chan resigned his position as a member on the Compensation Committee. Dr. Chan officially became CEO and President in 2010. During 2013, Dr. Chan was an employee Director and was not eligible to receive compensation for Director services.

In 2007, we approved arrangements under which each non-employee director receives a fee of $2,000 for each quarterly Board meeting attended in person and a fee of $1,000 for each quarterly Board meeting participated in by telephone. In 2013, these fees were increased to $2,500 for in person participation and $1,000 for conference call participation in each quarterly meeting. In addition, each non-employee director will be eligible to be issued options to purchase up to 10,000 shares of our common stock. Such options will be exercisable in accordance with the Company’s option pricing policy on the date of grant. Our directors are also reimbursed for actual out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board of Directors.

In connection with his appointment as Chairman of the Board in January 2009, we agreed to compensate Mr. Kraus at the rate of $20,000 per annum, and on January 8, 2009 we issued Mr. Kraus a ten year option to purchase 200,000 shares of our common stock at a price of $0.084 per share. In December 2009, we issued Mr. Kraus an additional option to purchase 100,000 shares of common stock at an exercise price of $0.166 per share. Additionally for services performed as Chief Executive Office of the company through December 31, 2008, the Board approved a 10 year option to purchase 450,000 shares of our common stock at a price of $0.168 per share on January 28, 2009. In January 2011, we renewed the agreement with Al Kraus, as Chairman of the Board of Directors for an additional two year term period. In February 2013, Mr. Kraus entered into another agreement with the Company to remain Chairman of the Board for the fiscal 2013 year, compensated at $25,000 per annum, with the issuance of a ten year option to purchase 300,000 shares of our common stock at a price of $0.115 per share.

Employment Agreements with Named Executive Officers

Phillip Chan

Effective December 31, 2013, we renewed the employment agreement by and between Dr. Phillip Chan and the Company as Chief Executive Officer retroactive to January 1, 2013. Per the terms of the agreement, we agreed to pay Phillip Chan an annual base compensation of $245,386 payable in equal semimonthly installments in accordance with our usual practice. This base compensation shall be subject to review by our Compensation Committee, but his compensation may not be reduced from then current level. He is eligible for employee stock options, which will be adjusted on the same basis as all other stockholders to account for any stock split, stock dividends, combination or recapitalization.

Vincent Capponi

Effective December 31, 2013, we renewed the employment agreement by and between Vincent Capponi and the Company as Chief Operating Officer retroactive to January 1, 2013. Per the terms of the agreement, we agree to pay Vincent Capponi an annual base compensation of $239,445 payable in equal semimonthly installments in accordance with our usual practice. This base compensation shall be subject to review by our Compensation Committee, but his compensation may not be reduced from then current level. He is eligible for employee stock options, which will be adjusted on the same basis as all other stockholders to account for any stock split, stock dividends, combination or recapitalization.

Robert Bartlett

Effective December 31, 2013, we renewed the consulting agreement with Dr. Bartlett. Pursuant to this consulting agreement, in 2013 we agreed to pay Dr. Robert Bartlett consulting fees at an annualized rate of $52,000 payable in equal monthly installments of $4,333.33 per month. In addition, effective December 31, 2013, we entered into a consulting agreement for 2014 in which we agreed to pay Dr. Robert Bartlett consulting fees at an annualized rate of $53,000 payable in equal monthly installments of $4,416.67 per month. He is eligible for stock options, which will be adjusted on the same basis as all other stockholders to account for any stock split, stock dividends, combination or recapitalization.

Kathleen P. Bloch

Effective May 29, 2013, we entered into the employment agreement with Ms. Kathleen P. Bloch. Pursuant to this employment agreement, Ms. Bloch will perform the services and duties that are normally and customarily associated with these positions as well as other associated duties as our Board reasonably determines. The agreement commences on May 29, 2013 and expires on May 31, 2014 and calls for an initial base salary of $200,000 payable in equal semi-monthly installments in accordance with the Company’s usual practice. As a signing bonus, Ms. Bloch was also given a ten-year option to purchase 1,000,000 shares of the Company’s common stock. This option vests in equal installments over the next two years: 500,000 options at the 12 month anniversary, and 500,000 options at 24 month anniversary of the signing of this employment agreement, provided that Ms. Bloch remains a full-time employee of the Company.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us with respect to the beneficial ownership of common stock held of record as of October 20, 2014, by (1) all persons who are owners of 5% or more of our common stock, (2) each of our named executive officers, (3) each director, and (4) all of our executive officers and directors as a group. Each of the stockholders can be reached at our principal executive offices located at 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852.

	SHARES BENEFICIALLY OWNED(1)
	Number	Percent (%)
Directors and Executive Officers
Al Kraus(2), Chairman of the Board of Directors	9,957,001	1.5%
Phillip Chan(3), President and Chief Executive Officer, Director	9,844,901	1.5%
Vince Capponi(4) Chief Operating Officer	9,000,586	1.3%
Joseph Rubin(5) Director	1,917,045	*
Robert Bartlett(6) Chief Medical Officer	1,390,000	*
James Gunton(7) Director	122,394,472	18.0%
Edward R. Jones(8) Director	682,500	*
Thomas Bocchino**	—	*
Ronald Berger(9) Former Interim Chief Financial Officer***	1,335,463	*
Kathleen Bloch(10) Chief Financial Officer***	3,075,000	*
All directors and executive officers as a group (ten persons)	159,596,968	23.5%
Beneficial Owners of more than 5% of common stock (other than directors and executive officers)
Robert Shipley(11)	74,330,469	11.0%
NJTC Venture Fund SBIC, LP(12)	122,394,472	18.0%

*	Less than 1%.
**	On February 8, 2013, Mr. Thomas Bocchino, the Company’s Chief Financial Officer, gave notice of his resignation, effective immediately, due to personal reasons. Mr. Ronald Berger, a certified public accountant and the Company’s controller for the past eight years, was appointed by the Board of Directors as Interim Chief Financial Officer and has assumed Mr. Bocchino’s duties as of February 8, 2013. Mr. Bocchino has agreed to stay on in a part-time capacity.
***	On May 29, 2013, the Company replaced Mr. Ronald Berger with Kathleen P. Bloch as the Company’s new Chief Financial Officer.
1.	Based upon 678,619,079 fully-diluted shares of Common Stock and common stock equivalents as of October 20, 2014. Shares of Common Stock subject to options or warrants currently exercisable or expected to be exercisable with the passage of time, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants.
2.	Includes 1,393,631 shares of common stock and 8,563,370 shares of common stock issuable upon exercise of stock options.
3.	Includes 1,799,376 shares of common stock and 8,045,525 shares of common stock issuable upon exercise of warrants and stock options.
4.	Includes 418,086 shares of common stock and 8,582,500 shares of common stock issuable upon exercise of stock options.
5.	Includes 824,642 shares of common stock, 1,007,454 shares of common stock issuable upon exercise of warrants and stock options, and 84,949 shares of common stock beneficially owned by Mr. Rubin’s spouse, as to which he disclaims beneficial ownership. Mr. Rubin passed away in September 2014.
6.	These shares are issuable upon exercise of stock options.

7.	Includes 121,755,472 shares of common stock and 639,000 shares of common stock issuable upon exercise of stock options. These securities are held directly by NJTC Investment Fund SBIC, LP, of which Mr. Gunton is a partner. Mr. Gunton disclaims beneficial ownership.
8.	These shares are issuable upon exercise of stock options.
9.	Includes 337,130 shares of common stock, 998,333 shares of common stock issuable upon exercise of warrants and stock options.
10.	Includes 2,900,000 shares of common stock issuable upon exercise of stock options, and 175,000 shares of common stock beneficially owned by Ms. Bloch’s spouse, as to which she disclaims beneficial ownership.
11.	Includes 74,320,469 shares of common stock, and 10,000 shares of common stock issuable upon exercise of stock options.
12.	Includes 121,755,472 shares of common stock and 639,000 shares of common stock issuable upon exercise of stock options. These securities are held directly by NJTC Investment Fund SBIC, LP and indirectly through James Gunton, a partner at NJTC.

OTHER MATTERS

Solicitation of Consents

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Consent Solicitation Statement, the attachments hereto, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of consents by mail may be supplemented by a solicitation by telephone, telegram, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit consents other than by mail.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board of Directors c/o 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852. The Corporate Secretary will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Consent Solicitation Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Consent Solicitation Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy and information statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov.

You should rely only on the information contained in, or incorporated by reference as an exhibit to, this Consent Solicitation Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Consent Solicitation Statement is accurate as of any date other than November   , 2014, or such earlier date as is expressly set forth herein.

By Order of the Board of Directors

By:	/s/ Dr. Phillip Chan Dr. Phillip Chan President and Chief Executive Officer

ANNEX A

CERTIFICATE OF AMENDMENT
TO
THE ARTICLES OF INCORPORATION
OF
CYTOSORBENTS CORPORATION
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

The undersigned, for purposes of amending the Articles of Incorporation, as amended (the “Articles”) of CytoSorbents Corporation, a corporation organized and existing under and by virtue of Chapter 78 of the Nevada Revised Statutes, does hereby certify as follows:

FIRST:  The name of the Corporation is CytoSorbents Corporation (the “Corporation”).

SECOND:  The first paragraph of Article THIRD of the Articles is hereby deleted and replaced with the following:

That, effective at 5:00 p.m., eastern time, on     , (the “Effective Time”), this Certificate of Amendment to the Articles of Incorporation, which effects a one-for-     reverse stock split of the Corporation’s Common Stock, shall become effective, pursuant to which each      shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, such fractional share shall be automatically rounded up to the next whole number.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue following the Effective Time is           shares. The Corporation is authorized to have two classes of shares, designated as Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is            shares, and the par value of each of the shares of Common Stock is $0.001. The total number of shares of Preferred Stock which the Corporation is authorized to issue is           shares, and the par value of each of the shares of Preferred Stock is $0.001.

THIRD:  Except as expressly amended herein, all other provisions of the Articles, as amended, as filed with the Office of the Secretary of State of the State of Nevada shall remain in full force and effect.

FOURTH:  The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with Sections 78.315, 78.320 and 78.390 of the Nevada Revised Statutes.

FIFTH:  The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is     .

* * * * * * *

A-1

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Articles of Incorporation this      day of               , 2014.

By:	Dr. Phillip P. Chan President and Chief Executive Officer

A-2

ANNEX B

CYTOSORBENTS CORPORATION
2014 LONG-TERM INCENTIVE PLAN

B-i

TABLE OF CONTENTS
(continued)

B-ii

1. History; Effective Date.

CYTOSORBENTS CORPORATION, a Nevada corporation, or successor in interest, (“CytoSorbents”), has established the CYTOSORBENTS, INC. 2014 LONG-TERM INCENTIVE PLAN, as set forth herein, and as the same may be amended from time to time (the “Plan”). The Plan was adopted by the Board of Directors of CytoSorbents (the “Board”) on October 20, 2014. The Plan shall become and is effective as of the date that it is approved by the stockholders of CytoSorbents (the “Effective Date”).

2. Purposes of the Plan.

The Plan is designed to:

(a) promote the long-term financial interests and growth of CytoSorbents and its Subsidiaries (together, the “Company”) by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b) motivate management personnel by means of growth-related incentives to achieve long-range goals; and

(c) further the alignment of interests of Participants with those of the stockholders of CytoSorbents through opportunities for increased stock or stock-based ownership in CytoSorbents.

Toward these objectives, the Administrator may grant stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3. Terminology.

Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4. Administration.

(a) Administration of the Plan.  The Plan shall be administered by the Administrator.

(b) Powers of the Administrator.  The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

(i) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

(ii) determine the types of Awards to be granted any Eligible Individual;

(iii) determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

(iv) determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any shares of Common Stock, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfying any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Common Stock, (D) the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v) subject to Sections 7(e), 7(j), 10(c) and 15, modify, amend or adjust the terms and conditions of any Award;

(vi) accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that, except in connection with death, disability or a Change in Control, no such change, waiver or acceleration shall be made with respect to a Qualified Performance-Based Award if the effect of such action would cause the Award to fail to qualify for the Section 162(m) Exemption or shall be made to any Award that is considered “deferred compensation” within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;

(vii) determine whether an Award will be paid or settled in cash, shares of Common Stock, or in any combination thereof and whether, to what extent and under what circumstances cash or shares of Common Stock payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii) for any purpose, including but not limited to, qualifying for preferred or beneficial tax treatment, accommodating the customs or administrative challenges or otherwise complying with the tax, accounting or regulatory requirements of one or more jurisdictions, adopt, amend, modify, administer or terminate sub plans, appendices, special provisions or supplements applicable to Awards regulated by the laws of a particular jurisdiction, which sub-plans, appendices, supplements and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub plans, supplements and special provisions;

(ix) establish any “blackout” period, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(x) determine the Fair Market Value of shares of Common Stock or other property for any purpose under the Plan or any Award;

(xi) administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

(xii) establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

(xiii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall consider it desirable to carry it into effect; and

(xiv) otherwise administer the Plan and all Awards granted under the Plan.

(c) Delegation of Administrative Authority.  The Administrator may designate officers or employees of the Company to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and stock exchange rules, the Administrator may delegate to officers or other employees of the Company the Administrator’s duties and powers under the Plan, subject to such conditions and limitations as the Administrator shall prescribe, including without limitation the authority to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the granting of, or exercise of discretion with respect to, Awards to Eligible Individuals who are “covered employees” within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act.

(d) Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the

Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e) Limited Liability; Advisors.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder. The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Administrator, CytoSorbents, and the officers and directors of CytoSorbents shall be entitled to rely upon the advice, opinions or valuations of any such persons.

(f) Indemnification.  To the maximum extent permitted by law, by CytoSorbents’s charter and by-laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is a director, officer or employee of CytoSorbents or an Affiliate shall be indemnified by CytoSorbents against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

(g) Effect of Administrator’s Decision.  All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including CytoSorbents, its stockholders, any Participants and any other employee, consultant, or director of CytoSorbents and its Affiliates, and their respective successors in interest. No member of the Administrator, nor any director, officer, employee or representative of CytoSorbents shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards.

5. Shares Issuable Pursuant to Awards.

(a) Initial Share Pool.  As of the Effective Date, the number of shares of Common Stock issuable pursuant to Awards that may be granted under the Plan (the “Share Pool”) shall be equal to           shares.

(b) Adjustments to Share Pool.  On and after the Effective Date, the Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

(i) The Share Pool shall be reduced, on the date of grant, by one share for each share of Common Stock made subject to an Award granted under the Plan;

(ii) The Share Pool shall be increased, on the relevant date, by the number of unissued shares of Common Stock underlying or used as a reference measure for any Award or portion of an Award that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares, and by the number of shares of Common Stock used as a reference measure for any Award that are not issued upon settlement of such Award either due to a net settlement or otherwise;

(iii) The Share Pool shall be increased, on the forfeiture date, by the number of shares of Common Stock that are forfeited back to CytoSorbents after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award;

(iv) The Share Pool shall be increased, on the exercise date, by the number of shares of Common Stock withheld by or surrendered (either actually or through attestation) to CytoSorbents in payment of the exercise price of any Award; and

(v) The Share Pool shall be increased, on the relevant date, by the number of shares of Common Stock withheld by or surrendered (either actually or through attestation) to CytoSorbents in payment of the statutory minimum Tax Withholding Obligation that arises in connection with any Award.

(c) Code Section 162(m) Individual Limits.  Subject to adjustment as provided in Section 10 of the Plan:

(i) the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate,         shares;

(ii) the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate,         shares;

(iii) in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Shares, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the Award, as limited by Section 5(c)(ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv) in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Units, the maximum cash amount payable under such Performance Units is $       ;

provided, however, that each of the limitations set forth above in clauses (i), (ii) and (iii) of this Section 5(c) shall be multiplied by two when applied to Awards granted to any individual during the calendar year in which such individual first commences service with CytoSorbents or a Subsidiary; and provided, further, that the limitations set forth above in clauses (ii) and (iii) of this Section 5(c) shall be multiplied by the number of calendar years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to Performance Awards. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 5(c) for the calendar year in which it was granted.

(d) ISO Limit.  Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to stock options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be equal to the number of shares in the Share Pool as of the Effective Date of the Plan.

(e) Source of Shares.  The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized for issuance under CytoSorbents’s charter but unissued, or issued and reacquired, including without limitation shares purchased in the open market or in private transactions.

6. Participation.

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for CytoSorbents or a Subsidiary; provided, however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7. Awards.

(a) Awards, In General.  The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by CytoSorbents and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

(b) Stock Options.

(i) Grants.  A stock option means a right to purchase a specified number of shares of Common Stock from CytoSorbents at a specified price during a specified period of time. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of CytoSorbents or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of CytoSorbents, and any other Eligible

Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code. No stock option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

(ii) Exercise.  Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The exercise price per share subject to a stock option granted under the Plan shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by CytoSorbents or a Subsidiary or with which CytoSorbents or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.

(iii) Termination of Service.  Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock options are not vested and exercisable, a Participant’s stock options shall be forfeited upon his or her Termination of Service.

(iv) Additional Terms and Conditions.  The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with the Plan.

(c) Limitation on Reload Options.  The Administrator shall not grant stock options under this Plan that contain a reload or replenishment feature pursuant to which a new stock option would be granted automatically upon receipt of delivery of Common Stock to CytoSorbents in payment of the exercise price or any tax withholding obligation under any other stock option.

(d) Stock Appreciation Rights.

(i) Grants.  The Administrator may from time to time grant to Eligible Individuals Awards of stock appreciation rights. A stock appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised. The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by CytoSorbents or a Subsidiary or with which CytoSorbents or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

(ii) Exercise.  Stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the Plan may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The applicable Award Agreement shall specify whether payment by CytoSorbents of the amount receivable upon any exercise of a stock appreciation right is to be made in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. If upon the exercise of a stock appreciation right a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(iii) Termination of Service.  Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock appreciation rights are not vested and exercisable, a Participant’s stock appreciation rights shall be forfeited upon his or her Termination of Service.

(iv) Additional Terms and Conditions.  The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock appreciation rights, provided they are not inconsistent with the Plan.

(e) Repricing.  Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving CytoSorbents (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options or stock appreciation rights, nor may outstanding options or stock appreciation rights be canceled in exchange for (i) cash, (ii) options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original outstanding options or stock appreciation rights, or (iii) other Awards, unless such action is approved by CytoSorbents’s stockholders.

(f) Stock Awards.

(i) Grants.  The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Stock or Restricted Stock (collectively, “Stock Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine. Stock Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

(ii) Vesting.  Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the grant or vesting of a Stock Award upon the attainment of Performance Goals, or the attainment of Performance Goals together with the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Stock Award as a Qualified Performance-Based Award. Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii) Rights of a Stockholder; Dividends.  Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of Common Stock including, without limitation, the right to vote Restricted Stock. Cash dividends declared payable on Common Stock shall be paid, with respect to outstanding Restricted Stock, either as soon as practicable following the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall be paid in cash or as unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional shares of Restricted Stock as determined by the Administrator; provided, however, that dividends declared payable on Restricted Stock that is granted as a Performance Award shall be held by CytoSorbents and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such shares of Restricted Stock. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed. As soon as is practicable following the date on which restrictions on any shares of Restricted Stock lapse, CytoSorbents shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by CytoSorbents.

(iv) Termination of Service.  Except as provided in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(v) Additional Terms and Conditions.  The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Stock, provided they are not inconsistent with the Plan.

(g) Stock Units.

(i) Grants.  The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted stock Units or Restricted Stock Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine. Restricted Stock Units represent a contractual obligation by CytoSorbents to deliver a number of shares of Common Stock, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of shares of Common Stock and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(ii) Vesting and Payment.  Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the vesting and/or lapse of risk of forfeiture of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals together with the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Award of Restricted Stock Units as a Qualified Performance-Based Award. Shares of Common Stock, cash or a combination of shares of Common Stock and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by CytoSorbents, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii) No Rights of a Stockholder; Dividend Equivalents.  Until shares of Common Stock are issued to the Participant in settlement of stock Units, the Participant shall not have any rights of a stockholder of CytoSorbents with respect to the stock Units or the shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine provided, however, that Dividend Equivalents payable on stock Units that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such stock Units.

(iv) Termination of Service.  Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of shares of Common Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v) Additional Terms and Conditions.  The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock Units, provided they are not inconsistent with the Plan.

(h) Performance Shares and Performance Units.

(i) Grants.  The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

(ii) Performance Criteria.  The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The Administrator may, prior to or at the time of grant, designate an Award of Performance Shares or Performance Units as a Qualified Performance-Based Award. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii) Additional Terms and Conditions.  The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

(i) Other Stock-Based Awards.  The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Stock-Based Awards. Other Stock-Based Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the Participant, including the reinvestment of such credited amounts in Common Stock equivalents, to be paid on a deferred basis, and (C) settled in cash or Common Stock as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Stock-Based Awards that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Other Stock-Based Awards. Any such settlements, and any such crediting of Dividend Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

(j) Qualified Performance-Based Awards.

(i) Stock Options and Stock Appreciation Rights.  The provisions of the Plan are intended to ensure that all stock options and stock appreciation rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such stock option or stock appreciation right is expected to be deductible to CytoSorbents or a Subsidiary qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards, and the Plan shall be interpreted and operated consistent with that intention.

(ii) Grant Process for Performance Awards.  When granting any Award other than a stock option or stock appreciation right, the Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (A) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (B) the Administrator wishes such Award to qualify for the Section 162(m) Exemption. For any Award so designated as a Qualified Performance-Based Award, the Administrator shall take steps to ensure that the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of “outside directors” (within the meaning of Section 162(m) of the Code) and that the Performance Goals be established, in writing, by the Administrator within the time period prescribed by Section 162(m) of the Code). The Performance Goals established by the Administrator for each Qualified Performance-Based Award shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Administrator may retain in an Award Agreement the discretion to reduce (but not to increase) the amount or number of Qualified Performance-Based Awards which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.

(iii) Certification and Payment.  Following completion of the applicable Performance Period, and prior to any, as applicable, grant, vesting, lapse of restrictions on or payment of a Qualified Performance-Based Award, the Administrator shall determine in accordance with the terms of the Award and shall certify in writing whether the applicable Performance Goal(s) were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. No Qualified Performance-Based Awards will be granted, become vested, have restrictions lapse or be paid, as applicable, for a Performance Period until such certification is made by the Administrator. The amount of a Qualified Performance- Based Award actually granted, vested, or paid to a Participant, or on which restrictions shall lapse, may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Administrator to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period or otherwise, subject to the terms and conditions of the applicable Award Agreement.

(iv) Performance Goals.  Performance Goals may be applied on a per share or absolute basis and relative to one or more Performance Metrics, or any combination thereof, and may be measured pursuant to U.S. generally accepted accounting principles (“GAAP”), non-GAAP or other objective standards in a manner consistent with CytoSorbents’ or its Subsidiary’s established accounting policies, all as the Administrator shall determine at the time the Performance Goals for a Performance Period are established. The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to the manner in which one or more of the Performance Goals is to be calculated or measured to take into account, or ignore, one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company’s core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; or (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Awards, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(v) Non-delegation.  No delegate of the Administrator is permitted to exercise authority granted to the Administrator under Section 4 to the extent that the exercise of such authority by the delegate would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(k) Awards to Participants Outside the United States.  The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause CytoSorbents or a Subsidiary to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

(l) Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of shares of Common Stock with respect to dividends to Participants holding Awards of stock Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of stock Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further stock Units on the terms contemplated by this Section 7(l).

8. Withholding of Taxes.

Participants and holders of Awards shall pay to CytoSorbents or its Affiliate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of CytoSorbents under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with shares of Common Stock, including unrestricted outstanding shares surrendered to CytoSorbents and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the statutory minimum amount (and not any greater amount) required to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes. CytoSorbents or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9. Transferability of Awards.

General Nontransferability Absent Administrator Permission.  Except as otherwise determined by the Administrator or as required by applicable law, and in any event in the case of an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. The Administrator shall not permit any transfer of an Award for value. An Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. Nothing in this paragraph shall be interpreted or construed as overriding the terms of any CytoSorbents stock ownership or retention policy, now or hereafter existing, that may apply to the Participant or shares of Common Stock received under an Award.

10. Adjustments for Corporate Transactions and Other Events.

(a) Mandatory Adjustments.  In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting CytoSorbents (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of CytoSorbents (each, a “Share Change”) that occurs at any time after adoption of this Plan by the Board (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the Effective Date), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of shares of Common Stock or other securities with respect to which Awards may be granted during any one calendar year to any individual, (iii) the maximum number of shares of Common Stock or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iv) the number of shares of Common Stock or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b) Discretionary Adjustments.  In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which stockholders of CytoSorbents receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price does not exceed the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of CytoSorbents and securities of entities other than CytoSorbents) for the shares of Common Stock subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

(c) Adjustments to Performance Goals.  The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in CytoSorbents’s consolidated financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other CytoSorbents filings with the Securities and Exchange Commission; provided, however, that, except in connection with death, disability or a Change in Control, no such adjustment shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of CytoSorbents or the applicable subsidiary, business segment or other operational unit of CytoSorbents or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance

Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable; provided, however, that, except in connection with death, disability or a Change in Control, no such modification shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award.

(d) Statutory Requirements Affecting Adjustments.  Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A of the Code or (2) comply with the requirements of Section 409A of the Code; (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (D) any adjustments made pursuant to Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

(e) Dissolution or Liquidation.  Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of CytoSorbents.

11. Change in Control Provisions.

(a) Termination of Awards.  Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof. Solely with respect to Awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable Award Agreement:

(i) the outstanding Awards of stock options and stock appreciation rights that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

(ii) the outstanding shares of Restricted Stock the vesting or restrictions on which are then solely time-based and not subject to achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

(iii) the outstanding shares of Restricted Stock the vesting or restrictions on which are then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting or lapsing of restrictions in a greater amount upon the occurrence of a Change in Control, become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement;

(iv) the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then solely time-based and not subject to or pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully earned and vested and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code; and

(v) the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting, earning or settlement in a greater amount upon the occurrence of a Change in Control, become vested and earned in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code.

Implementation of the provisions of this Section 11(a) shall be conditioned upon consummation of the Change in Control.

(b) Other Permitted Actions.  In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan.

(c) Section 409A Savings Clause.  Notwithstanding the foregoing, if any Award is considered to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12. Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, consultants or directors of CytoSorbents or a Subsidiary as the result of a merger or consolidation of the entity for which they perform services with CytoSorbents or a Subsidiary, or the acquisition by CytoSorbents of the assets or stock of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Stock is listed or admitted for trading, any available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

13. Compliance with Securities Laws; Listing and Registration.

(a) The obligation of CytoSorbents to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of any exchange on which CytoSorbents’s securities are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of CytoSorbents’s equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but CytoSorbents shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state, federal or foreign (non-United States) law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to CytoSorbents in writing that the Common Stock acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws.

14. Section 409A Compliance.

It is the intention of CytoSorbents that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither CytoSorbents nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, shares of Common Stock or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code. Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by CytoSorbents and its Affiliates) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

15. Plan Duration; Amendment and Discontinuance.

(a) Plan Duration.  The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) October 19, 2024. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before October 19, 2024, or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(b) Amendment and Discontinuance of the Plan.  The Board or the Compensation Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to CytoSorbents or the Participant. Notwithstanding the foregoing, no such amendment shall be made without the approval of CytoSorbents’s stockholders to the extent such amendment would (A) materially increase the benefits accruing to Participants under the Plan, (B) materially increase the number of shares of Common Stock which may be issued under the Plan or to a Participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition set forth in Section 7(f) on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the prohibition on the issuance of reload or replenishment options. Except as otherwise determined by the Board or Compensation Committee, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Amendment of Awards.  Subject to Section 7(e), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates. For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the Participant shall not be considered to be a material impairment of the rights of the Participant and shall not require the Participant’s consent.

16. General Provisions.

(a) Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of CytoSorbents or any Affiliate or shall interfere in any way with the right of CytoSorbents or any Affiliate to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under any Award or the Plan. No person, even though deemed an Eligible Individual, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. To the extent that an Eligible Individual who is an employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that CytoSorbents is the Participant’s employer or that the Participant has an employment relationship with CytoSorbents.

(b) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between CytoSorbents and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from CytoSorbents pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of CytoSorbents.

(c) Status of Awards.  Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of CytoSorbents or any Affiliate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) CytoSorbents or any Affiliate and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

(d) Subsidiary Employees.  In the case of a grant of an Award to an Eligible Individual who provides services to any Subsidiary, CytoSorbents may, if the Administrator so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Subsidiary shall revert to CytoSorbents.

(e) Governing Law and Interpretation.  The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable United States federal laws and the laws of the State of Delaware without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect. Except where the context otherwise requires: (i) the singular includes the plural and vice versa; (ii) a reference to one gender includes other genders; (iii) a reference to a person includes a natural person, partnership, corporation, association, governmental or local authority or agency or other entity; and (iv) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

(f) Use of English Language.  The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(g) Recovery of Amounts Paid.  Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Board or Compensation Committee with respect to the recoupment, recovery or clawback of compensation (collectively, the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award Agreement under which CytoSorbents may recover from current and former Participants any amounts paid or shares of Common Stock issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate. The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Administrator in its sole discretion.

17. Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Compensation Committee, or such other committee(s) or officer(s) duly appointed by the Board or the Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Compensation Committee; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the Compensation Committee or such other committee(s) or officer(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Stock, and with respect to any Award that is intended to be a Qualified Performance-Based Award, the Administrator shall consist of two or more directors, each of whom is intended to be, to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; provided, that with respect to Awards made to a member of the Board who is not an employee of the Company, “Administrator” means the Board. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, CytoSorbents or any successor to CytoSorbents. For this purpose, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

“Award” means any stock option, stock appreciation right, stock award, stock unit, Performance Share, Performance Unit, and/or Other Stock-Based Award granted under this Plan.

“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

“Board” means the Board of Directors of CytoSorbents.

“Change in Control” means the first of the following to occur: (i) a Change in Ownership of CytoSorbents, (ii) a Change in Effective Control of CytoSorbents, or (iii) a Change in the Ownership of Assets of CytoSorbents, as described herein and construed in accordance with Code section 409A.

(i) A “Change in Ownership of CytoSorbents” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of CytoSorbents that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of CytoSorbents. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the capital stock of CytoSorbents, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of CytoSorbents or to cause a Change in Effective Control of CytoSorbents (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which CytoSorbents acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii) A “Change in Effective Control of CytoSorbents” shall occur on the date either (A) a majority of members of CytoSorbents’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of CytoSorbents’s Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of CytoSorbents possessing 35% or more of the total voting power of the stock of CytoSorbents.

(iii) A “Change in the Ownership of Assets of CytoSorbents” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from CytoSorbents that have a total gross fair market value equal to or more than 60% of the total gross fair market value of all of the assets of CytoSorbents immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of CytoSorbents, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A) A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by CytoSorbents and by entities controlled by CytoSorbents or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of CytoSorbents pursuant to a registered public offering.

(B) Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C) A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of CytoSorbents.

(D) For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

“CytoSorbents” means CytoSorbents, Inc., a Nevada corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

“Common Stock” means shares of common stock of CytoSorbents, par value $0.001 per share, and any capital securities into which they are converted.

“Company” means CytoSorbents and its Subsidiaries, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only CytoSorbents.

“Compensation Committee” means the Compensation Committee of the Board.

“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Common Stock, stock Units or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

“Effective Date” means the date on which adoption of the Plan is approved by the stockholders of CytoSorbents.

“Eligible Individuals” means (i) officers and employees of, and other individuals, including non- employee directors, who are natural persons providing bona fide services to or for, CytoSorbents or any of its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for CytoSorbents’s securities, and (ii) prospective officers, employees and service providers who have accepted offers of employment or other service relationship from CytoSorbents or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

“Fair Market Value” means, on a per share basis as of any date, unless otherwise determined by the Administrator:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the

Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, but the Common Stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Stock conducted by a nationally recognized appraisal firm selected by the Administrator.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Full Value Award” means an Award that results in CytoSorbents transferring the full value of a share of Common Stock under the Award, whether or not an actual share of stock is issued. Full Value Awards shall include, but are not limited to, stock awards, stock units, Performance Shares, Performance Units that are payable in Common Stock, and Other Stock-Based Awards for which CytoSorbents transfers the full value of a share of Common Stock under the Award, but shall not include Dividend Equivalents.

“Incentive Stock Option” means any stock option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the stock option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

“Nonqualified Option” means any stock option that is not an Incentive Stock Option.

“Other Stock-Based Award” means an Award of Common Stock or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, shares of Common Stock, including without limitation Dividend Equivalents and convertible debentures.

“Participant” means an Eligible Individual to whom one or more Awards are or have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

“Performance Award” means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units.

“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on Performance Metrics or other performance criteria selected by the Administrator; provided, however, that in the case of Qualified Performance-Based Awards, such performance goals shall be based on the attainment of specified levels of one or more Performance Metrics.

“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

“Performance Metrics” means criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:

(i) Earnings or Profitability Metrics:  any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

(ii) Return Metrics:  any derivative of return on investment, assets, equity or capital (total or invested);

(iii) Investment Metrics:  relative risk-adjusted investment performance; investment performance of assets under management;

(iv) Cash Flow Metrics:  any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(v) Liquidity Metrics:  any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);

(vi) Stock Price and Equity Metrics:  any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); and/or

(vii) Strategic Metrics:  metrics including, but not limited to, product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures; capital or fund raising to support operations; government grants; license arrangements; collaboration or customer agreements or arrangements; legal compliance or safety and risk reduction; or such other measures as determined by the Administrator consistent with these performance measures.

“Performance Shares” means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.

“Plan” means this CytoSorbents, Inc. 2014 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 7(j).

“Restricted Stock” means an Award of shares of Common Stock to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

“Restricted Stock Unit” means a right granted to a Participant to receive shares of Common Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

“Restriction Period” means, with respect to Full Value Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with CytoSorbents if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain or otherwise has the power to direct the management and policies of the entity by contract or by means of appointing a majority of the members of the board or other body that controls the affairs of the entity; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code or whether an Eligible Individual is eligible to be granted an Award that in the hands of such Eligible Individual would constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a “Subsidiary” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

“Tax Withholding Obligation” means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

“Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services for, CytoSorbents and its Subsidiaries. Temporary absences from employment because of illness, vacation or leave of absence and transfers among CytoSorbents and its Subsidiaries shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with CytoSorbents and all Subsidiaries for any reason. A Participant will generally be treated as having terminated employment with CytoSorbents and all Subsidiaries as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for CytoSorbents or any Subsidiary after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with CytoSorbents or any Subsidiary.

“Total and Permanent Disability” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Participant participates and which conditions the right to receive benefits under such program on the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death. The Administrator shall have sole authority to determine whether a Participant has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

“Unit” means a bookkeeping entry used by CytoSorbents to record and account for the grant of the following types of Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units, and Performance Shares that are expressed in terms of units of Common Stock.

{end of document}

ANNEX C

AGREEMENT AND PLAN OF MERGER

BETWEEN

CYTOSORBENTS CORPORATION
A NEVADA CORPORATION

AND

CYTOSORBENTS CORPORATION
A DELAWARE CORPORATION

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of the      day of          is made by and between CytoSorbents Corporation, a Nevada corporation (“CytoSorbents NV”) and CytoSorbents Corporation, a Delaware corporation (“CytoSorbents DE” also known as the “Surviving Entity”).

WITNESSETH

WHEREAS, the Board of Directors and stockholders of CytoSorbents NV have deemed it advisable and in the best interests of the stockholders to change the domicile of CytoSorbents NV from the State of Nevada to the State of Delaware and have incorporated CytoSorbents DE as a wholly owned subsidiary in the State of Delaware for the purpose of merging CytoSorbents NV with and into CytoSorbents DE;

WHEREAS, the Board of Directors and sole stockholder of CytoSorbents DE deems it advisable and in the best interests of CytoSorbents DE and its sole stockholder that CytoSorbents NV be merged with and into CytoSorbents DE as permitted by Section 252 of the General Corporation Law of Delaware (the “Delaware Laws”) and the applicable laws of Nevada under and pursuant to the terms and conditions hereinafter set forth;

WHEREAS, the Board of Directors of CytoSorbents NV deems it advisable and in the best interests of CytoSorbents NV and its stockholders that CytoSorbents NV be merged with and into CytoSorbents DE as permitted by the Nevada Revised Statutes, 92A (the “Nevada Laws”) and the Delaware Laws under and pursuant to the terms and conditions hereinafter set forth;

WHEREAS, immediately prior to the Effective Time (as hereinafter defined), CytoSorbents NV shall have an authorized capitalization consisting of            shares of Common Stock, par value $0.001 per share (the “CytoSorbents NV Common Stock”), and            shares of Preferred Stock, par value $0.001 per share (the “CytoSorbents NV Preferred Stock”);

WHEREAS, immediately prior to the Effective Time (as hereinafter defined), CytoSorbents DE shall have an authorized capitalization consisting of            shares of Common Stock, $0.001 par value per share (the “CytoSorbents DE Common Stock”), and            shares of Preferred Stock, par value $0.001 per share (the “CytoSorbents DE Preferred Stock”);

WHEREAS, the stockholders and directors of CytoSorbents NV and the stockholders and directors of CytoSorbents DE have duly approved this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained and in accordance with the applicable provisions of the applicable Delaware Laws and the applicable Nevada Laws, the parties hereto have agreed and covenanted, and do hereby agree and covenant as follows:

1. Terms and Conditions of Merger.  At the Effective time (as hereinafter defined), CytoSorbents NV shall be merged with and into CytoSorbents DE pursuant to the provisions of the Delaware Laws (the “Merger”), and CytoSorbents DE shall be the Surviving Entity.

The date and hour on which the Merger occurs and becomes effective is hereinafter referred to as the “Effective Time”. The Merger shall be effective upon the filing of the Certificate of Merger of CytoSorbents DE with the Secretary of State of Delaware pursuant to Section 252 of Delaware Laws and the simultaneous filing of the Articles of Merger of CytoSorbents NV with the Secretary of State of the State of Nevada pursuant to Section 92A.200 of Nevada Laws which shall take place as at some time following the approval of this Agreement by the stockholder and directors of CytoSorbents DE and the stockholders and directors of CytoSorbents NV and compliance with Section 14(c) of the Securities Exchange Act of 1934, as amended.

2. Name, Charter, Bylaws, Directors and Officers.  From and after the Effective Time:

2.1 The name of the Surviving Entity shall be: CytoSorbents Corporation.

2.2 The current Certificate of Incorporation of CytoSorbents DE shall be the Certificate of Incorporation of the Surviving Entity, as amended and restated in accordance with the Certificate of Merger.

2.3 The current Bylaws of CytoSorbents DE shall be the Bylaws of the Surviving Entity.

2.4 The directors and officers of CytoSorbents DE at the Effective Time shall be unchanged and remain the directors and officers from and after the Effective Time until the expiration of their current terms and until their successors are elected and qualify, or prior resignation, removal or death, subject to the Certificate of Incorporation and Bylaws of the Surviving Entity.

3. Succession.  On the Effective Date, CytoSorbents DE shall succeed CytoSorbents NV in the manner and as more fully set forth in the Delaware Laws and specifically as follows:

(a) The separate corporate existence of CytoSorbents NV shall cease, and the Surviving Entity shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, liabilities and duties of CytoSorbents NV;

(b) All rights, privileges, powers and franchises of CytoSorbents NV and all property, real, personal and mixed, and all debts due to CytoSorbents NV on whatever account, as well as for share and note subscriptions and all other things in action or belonging to CytoSorbents NV shall be vested in the Surviving Entity;

(c) All property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they were of CytoSorbents NV, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware or the State of Nevada, or of any of the other states of the United States, in CytoSorbents NV shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of CytoSorbents NV shall be preserved unimpaired;

(d) All debts, liabilities and duties of CytoSorbents NV shall thenceforth attach to the Surviving Entity and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it;

(e) All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of CytoSorbents NV, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the valid and effective acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Entity without any further action of the Surviving Entity and shall be as effective and binding thereon as the same were with respect to CytoSorbents NV; and

(f) At the Effective Time of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which CytoSorbents NV is then a party shall be assumed by, and continue to be the plan of, the Surviving Entity without any further action of the Surviving Entity. To the extent any employee benefit plan, incentive compensation plan or other similar plan of CytoSorbents NV provides for the issuance or purchase of, or otherwise relates to, CytoSorbents NV stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Surviving Entity’s stock.

4. Further Assurances.  From time to time, when and as required by CytoSorbents DE or its successors and assign, there shall be executed and delivered on behalf of CytoSorbents NV such deeds and other instruments, and there shall be taken or caused to be taken by or on behalf of CytoSorbents NV such further and other action, as shall be appropriate or necessary to vest, perfect or confirm, of record or otherwise in CytoSorbents DE, the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CytoSorbents NV, and otherwise to carry out the purposes of this Agreement, and the officers and the directors of CytoSorbents NV are fully authorized by and on behalf of CytoSorbents NV to take any and all such action to execute and deliver any and all such deeds and other instruments.

5. Stock and Stock Certificates.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof;

(a) each one (1) share of CytoSorbents NV Common Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of fully-paid and non-assessable shares of CytoSorbents DE Common Stock.

(b) all of the outstanding shares of CytoSorbents DE Common Stock which shares are held by CytoSorbents NV shall be automatically cancelled.

(c) Each share of CytoSorbents NV Common Stock and each share of CytoSorbents NV Preferred Stock, if any, held in treasury immediately prior to the Effective Time shall be cancelled and no shares of other securities of the Surviving Entity shall be issued in respect thereof.

(d) All of the options and warrants to acquire, or instruments convertible into, shares of CytoSorbents NV Common Stock held by any person shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, share for share, into options and warrants, or convertible instruments, respectively, of the Surviving Entity.

(e) From and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of CytoSorbents NV Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of CytoSorbents DE Common Stock into which such shares have been converted as herein provided. The registered owner on the books and records of CytoSorbents NV of any such outstanding stock certificates shall, until such certificates shall have been surrendered for transfer or otherwise accounted for to the Surviving Entity, have and be able to exercise any voting and other rights with respect to and receive any dividend or other distributions upon the CytoSorbents DE Common Stock evidenced by such outstanding certificates as provided.

6. Amendment and Termination.  Subject to applicable law, this Agreement may be amended by written agreement of the parties hereto at any time prior to the Effective Time. Subject to applicable law, this Agreement may be terminated by the Board of Directors of CytoSorbents DE or the Board of Directors of CytoSorbents NV at any time prior to the Effective Time.

7. Miscellaneous.  For the convenience of the parties and to facilitate any filing and recording of this Agreement, any number of counterparts hereof may be executed each of which shall be deemed to be an original of this Agreement but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused this Agreement to be executed by the Chief Executive Officer as of the day and year first above written.

SURVIVING ENTITY:	CYTOSORBENTS CORPORATION
By: Dr. Phillip P. Chan President and Chief Executive Officer

CYTOSORBENTS (NV):	CYTOSORBENTS CORPORATION
By: Dr. Phillip P. Chan President and Chief Executive Officer

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**WRITTEN CONSENT OF STOCKHOLDERS OF CYTOSORBENTS CORPORATION**
**THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.**

The undersigned, being a stockholder of record of CytoSorbents Corporation, a Nevada corporation (the "Company"), as of October 20, 2014 hereby takes the following action with respect to all shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents without a meeting, pursuant to Section 78.320 of the Nevada Revised Statutes, to the five proposals set forth below, as the same are described in the Company's Consent Solicitation Statement, dated November , 2014 (the "Consent Solicitation Statement").

**(Place an "X" in the appropriate boxes)**

**<u>INSTRUCTIONS</u>: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF EACH PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO EACH PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.**

**PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.**

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |